UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material Pursuant to § 240.14a-12
Farmers & Merchants Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
 ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
 ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act rules 14a6(i)(1) and 0-11

FARMERS & MERCHANTS
BANCORP, INC.

F&M BANK
F&M BANK
FARMERS & MERCHANTS
STATE BANK

MOMENTUM REIGNITED
LEGACY
ACCELERATED

2025 PROXY STATEMENT

FARMERS & MERCHANTS BANCORP, INC.
307 North Defiance St.
Archbold, Ohio 43502
(419) 446-2501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 20, 2026
To Our Shareholders:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc., an Ohio corporation (the “Company”), will be held virtually on April 20, 2026, at 1:30 P.M., Eastern Daylight Savings Time, for the following purposes:
1.	Election of Directors. To elect the following eleven nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2027:

Ahmed Alomari	Kevin G. Frey	Kevin J. Sauder
Ian D. Boyce	Lori A. Johnston	Frank R. Simon
Andrew J. Briggs	Marcia S. Latta	David P. Vernon
Lars B. Eller	Steven J. Planson

2.	Nonbinding Say-on-Pay Proposal. An advisory vote to approve the executive compensation programs of the Company.
3.
Nonbinding Auditor Ratification. An advisory vote on the ratification of the Company’s appointment of the independent registered public accounting firm, Plante Moran, PLLC for the fiscal year ending December 31, 2026.

4.	Other Business.To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
The Annual Meeting will be hosted as a virtual meeting of shareholders conducted exclusively by webcast. Shareholders will be able to participate in the Annual Meeting online, vote your shares electronically and submit questions prior and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FMAO2026 at the meeting date and time described in the accompanying proxy statement. There is no physical location for the Annual Meeting. The Board of Directors has fixed the close of business on February 27, 2026 as the voting record date for determination of shareholders who are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Melinda L. Gies Board Administrator/Corporate Secretary

March 24, 2026
Archbold, Ohio

PROXY STATEMENT

FARMERS & MERCHANTS BANCORP, INC.
307 North Defiance Street
Archbold, Ohio 43502

2026 ANNUAL MEETING OF SHAREHOLDERS
April 20, 2026
GENERAL INFORMATION
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Farmers & Merchants Bancorp, Inc., an Ohio corporation (“Company”), to be used at the Annual Meeting of Shareholders of the Company, to be held on Monday, April 20, 2026, at 1:30PM EST, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This year’s Annual Meeting will be hosted as a completely virtual meeting, which will be conducted solely online via live webcast at www.virtualshareholdermeeting.com/FMAO2026. Shareholders will be able to participate in the Annual Meeting by accessing online, voting their shares electronically and submitting questions prior to and online during the meeting. To participate in the live webcast of the Annual Meeting, you will need your secure 16-Digit Control Number, which is provided on your proxy card, to enter the meeting.
The Company will send a single annual report, 10-K and proxy statement to multiple shareholders of record that share the same address, unless we receive instructions to the contrary. However, each shareholder of record will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you wish to receive a separate annual report, 10-K and proxy statement, you may request it by writing to us at Farmers & Merchants Bancorp, Inc., Attention: Investor Relations, 307 North Defiance Street, Archbold, Ohio 43502. If you wish to discontinue householding entirely, you may contact Investor Relations by calling 419-446-2501 or by forwarding a written request addressed to the address above or by email at mgies@fm.bank. If you receive multiple copies of the annual report, 10-K and proxy statement, you may request householding by contacting the Company as noted above. If your shares are held in street name through a bank, broker, or other holder of record, you may request householding by contacting that bank, broker, or other holder of record. In addition, the Company also makes available copies of these materials electronically, as described in the section which immediately follows.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON April 20, 2026
The proxy statement and annual report to security holders are available at:
www.ProxyVote.com
The following items are available at the specified web site:
•	The proxy statement being issued in connection with the 2026 Annual Meeting of Shareholders;
•	The Company’s 2025 Annual Report to Shareholders;
•	The form of proxy for use in connection with the 2026 Annual Meeting of Shareholders; and
•	The Company’s 2025 10-K Report.
The Proxy Statement, Proxy Card and Farmers & Merchants Bancorp, Inc. 2025 Annual Report will be mailed to shareholders commencing on or about March 24, 2026.
1

VIRTUAL MEETING INFORMATION
We will be hosting the Annual Meeting live via the internet. Shareholders will be able to participate in the Annual Meeting online via live webcast. Provided below is the summary of the information that you will need to participate in the Annual Meeting.
•	Shareholders can participate in the Annual Meeting via live webcast over the internet at www.virtualshareholdermeeting.com/FMAO2026.
•
The online meeting will begin promptly at 1:30 P.M. EST on April 20, 2026. On the day of the Annual Meeting, we recommend that you access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

•	You will need your secure 16-Digit Control Number, which is provided on your proxy card, to enter the Annual Meeting.
•
You may submit questions for the meeting in advance at www.virtualshareholdermeeting.com/FMAO2026. Shareholders will also have the ability to vote and submit live questions during the Annual Meeting webcast at www.virtualshareholdermeeting.com/FMAO2026. Questions related directly to the Annual Meeting will be answered during our virtual meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered on our website at www.fm.bank under the “Investors” tab. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after the posting.

•
Instructions on how to participate in the live webcast, including how to verify stock ownership and vote your shares electronically during the Annual Meeting, are available at www.virtualshareholdermeeting.com/FMAO2026.

•	Webcast replay of the Annual Meeting will be available until April 20, 2027.
Your Vote Is Important
If you hold stock directly in your own name: Whether or not you plan to participate at the Annual Meeting and are a shareholder of record, follow the voting instructions enclosed for internet or telephone voting. Or if you prefer to do so, please complete, sign, and date the enclosed proxy and return it promptly in the envelope provided.
If you hold stock in a brokerage account, IRA, 401(k) plan, or trust account: With respect to a limited number of proposals, your broker or bank is permitted to vote your shares even when you have not provided instructions on how you would like your shares to be voted. The New York Stock Exchange and the rules of the SEC govern how shares held in brokerage or other accounts may be “discretionarily voted” by brokers and banks in the absence of voting instructions from the actual owner. Under these rules, if you do not direct your broker or bank on how to vote your shares on Proposals One and Two, your shares will remain un-voted on such proposals.
Therefore, if you hold shares in one or more accounts, it is very important that you direct your broker or bank on how to vote your shares for all proposals. Most banks and brokerage firms permit shareholders to direct their votes via the internet or by telephone. Your broker or bank will provide you with instructions for how to direct the voting of your shares.
2

If you would like to vote your shares electronically during the meeting, shareholders of record date can participate in the Annual Meeting via live webcast and entitled to vote electronically over the internet at www.virtualshareholdermeeting.com/FMAO2026.
In accordance with company policy, proxy cards, ballots and voting instructions that identify individual shareholders will be kept confidential. Exceptions to this policy, however, may be necessary in limited instances to comply with applicable legal requirements and in the event of a contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting.
MEETING INFORMATION
The Board of Directors has fixed the close of business on February 27, 2026 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting. Subject to your right to vote cumulatively in the election of directors, if properly implemented, you are entitled to one vote for each share of common stock you held on the record date, including shares:
•	held directly in your name; and/or
•	held for you in an account with a broker, bank, or other nominee (shares held in “street name”).
How many shares must be present to hold the meeting?
The Company’s Code of Regulations provides that thirty-three and one-third percent (33 1/3%) of the Company’s shares entitled to vote be present in person or by proxy at any meeting shall constitute a quorum for purposes of holding the meeting and conducting business. As of January 1, 2026, there were 13,748,074 shares of the Company’s common stock, without par value (“Common Stock”) outstanding, of which 164,667 shares are subject to restricted stock grants, the holders of which shares are entitled to vote such shares. Each of the holders of the outstanding shares and restricted stock grants totaling 13,748,074 shares are entitled to one vote per share, subject to the right to vote cumulatively in the election of directors, if properly implemented. Your shares are counted as present at the meeting if you:
•	participate in the Annual Meeting via live webcast and vote electronically over the internet at www.virtualshareholdermeeting.com/FMAO2026; or
•	have properly submitted a proxy card or have voted electronically or by telephone prior to the meeting.
Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.
What proposals will be voted on at the meeting?
There are three proposals scheduled to be voted on at the meeting which include: (i) the election of eleven members to serve on the Company Board of Directors; (ii) an advisory vote on the executive compensation programs of the Company; and (iii) an advisory vote on the selection of our independent registered accounting firm, which gives you the opportunity to endorse or not endorse the Company’s appointment of the independent registered public accounting firm.
Who is requesting my vote?
The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company and will be conducted primarily through the mail. Please vote by telephone or the internet. Or mail your completed proxy in the envelope included with these proxy materials. In addition to the use of the mail, members of the Board of Directors and certain officers and employees of the Company or its subsidiary may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts but will be reimbursed for out-of-pocket expenses. The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy will be borne by the Company.
3

REQUIRED VOTE
You are entitled to cast one vote for each share owned. Below are specifics regarding the vote requirement for each proposal:
Proposal One:
Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the eleven nominees who receive the largest number of “FOR” votes cast will be elected as directors.
The laws of Ohio, under which the Company is incorporated, and the Company’s Articles of Incorporation provide that if notice in writing is given by any shareholder to the President, Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors, that they desire that the voting at that election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as they possess in voting for directors. Cumulative voting rights allow shareholders to vote the number of shares owned by them times the number of directors to be elected and to cast such votes for one nominee or to allocate such votes among nominees as they deem appropriate. Shareholders will not be entitled to exercise cumulative voting unless at least one shareholder properly notifies the Company of their desire to implement cumulative voting at the Annual Meeting. The Company is soliciting the discretionary authority to cumulate votes represented by proxy, if such cumulative voting rights are exercised.
Proposal Two:
The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock on Proposal Two is required to approve the non-binding advisory vote on executive compensation.
Proposal Three:
The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock on Proposal Three is required to approve the non-binding advisory vote on the appointment of the independent registered public accounting firm.
If you hold your shares in a trust or brokerage account (sometimes referred to as holding shares in “street name”) please note that your bank or brokerage firm has “no discretionary” voting authority with respect to Proposals One and Two and therefore cannot vote on such proposals in the absence of your instructions. As a result, unless you direct your broker on how to vote your shares with respect to one or both of Proposals One and Two, your shares will remain un-voted on such proposals. This is commonly referred to as a “broker non-vote.” Although abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, neither are considered to be votes cast.
With respect to Proposal One, directors are elected by a plurality of the votes cast. As a consequence, abstentions and broker non-votes will have no effect on the outcome of the election of directors under Proposal One.
With respect to Proposal Two the “Say-on-Pay” proposal, the affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to endorse, on a non-binding basis, our executive compensation programs. As a consequence, abstentions and broker non-votes will have no effect on the outcome of Proposal Two.
With respect to Proposal Three the non-binding advisory vote on the appointment of the independent registered public accounting firm, the affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve. As a consequence, abstentions and broker non-votes will have no effect on the outcome of Proposal Three.
4

How can I participate in the Annual Meeting with the ability to ask a question and/or vote?
The Annual Meeting will be a virtual meeting conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if, as of the Record Date, you were either: (A) a shareholder of record of the Company (a “Record Holder”) holding shares registered in your name; or (B) a “beneficial holder” holding shares through a brokerage or retirement account and have been issued a valid legal proxy to vote your shares by the applicable bank or broker (a “Beneficial Holder”). A Record Holder will receive a form of proxy directly from the Company, while a Beneficial Holder will generally receive a “voting instruction form” from their brokerage or other financial institution requesting direction on how to vote the shares on their behalf.
As a Record Holder, you will be able to participate in the Annual Meeting online, ask a question and vote by visiting www.virtualshareholdermeeting.com/FMAO2026 and follow the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials.
If you are a Beneficial Holder and want to participate in the Annual Meeting online by webcast with the ability to ask a question and/or vote, please refer to your voting instruction form from your broker.
Please go to www.ProxyVote.com for more information on the available options and registration instructions.
The online meeting will begin promptly at 1:30 PM EST. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
5

How do I vote my shares?
•
By Internet – You may vote by internet by using your secure 16-Digit Control Number, which is provided on your proxy card. Please go to the following web site, follow the instructions given, and enter the requested information at: www.ProxyVote.com

•	By Phone – You may vote by phone by calling 1-800-690-6903 by using your secure 16-Digit Control Number, which is provided on your proxy card, and follow the instructions given.
•
By Mail – You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, trustee, custodian, attorney, or officer of a corporation), you should indicate your name and title or capacity.

Your vote by phone or internet is valid as authorized by the Ohio General Corporation Law. For shares held in “street name” by Beneficial Owners, you should follow the voting instructions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in some cases, submit voting instructions by telephone or the internet. If you provide specific voting instructions by mail, telephone, or internet, your broker or nominee will vote your shares as you have directed. Under NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares in regard to the election of directors.
Online voting will also be available during the Annual Meeting, but Record Holders and Beneficial Holders are both strongly encouraged to submit their proxy or voting instructions in advance of the Annual Meeting.
How will my shares be voted?
Your proxy, if properly submitted and not revoked prior to its use, will be voted in accordance with the instructions you give. Properly submitted proxies that do not contain voting instructions and that are not “broker non-votes” will be voted (1) FOR the director nominees identified in Proposal One herein; (2) FOR Nonbinding Say-on-Pay Proposal; (3) FOR the ratification of the appointment of Plante Moran, PLLC as our independent registered public accounting firm for 2026 and (4) in accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the Annual Meeting.
May I revoke my proxy?
You may revoke your proxy at any time before it is exercised by (i) filing written notice of revocation to be received prior to voting at the Annual Meeting and directed to Ms. Marilyn Johnson, Inspector of Elections of Farmers & Merchants Bancorp, Inc., 307 N. Defiance Street, Archbold, Ohio 43502; (ii) submitting a valid proxy bearing a later date that is received prior to voting at the Annual Meeting; or (iii) participating in the Annual Meeting online and giving notice of revocation to the Inspector of Elections.
How many shares are owned by Directors and Executive Officers?
All directors and named executive officers of the Company as a group (comprised of 15 individuals), beneficially held 521,653 shares of the Company’s common stock as of January 1, 2026, representing 3.794% of the outstanding common stock of the Company.
6

PROPOSAL ONE

Election of Directors and Information Concerning Directors and Officers
Pursuant to the Code of Regulations of Farmers & Merchants Bancorp, Inc. the number of directors is currently set at eleven. Set forth below, as of the record date, is information concerning the nominees for election to the Board of Directors. The following persons have been nominated as directors by the Board of Directors upon the recommendation of the Company’s Corporate Governance and Nominating Committee to serve until the Annual Meeting of Shareholders in 2027.
There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company. In addition, no member of the Board of Directors serves on the Board of any other company which has a class of securities registered with the Securities and Exchange Commission.
While it is contemplated that all nominees will stand for election, and the nominees have confirmed this with the Company, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the aforementioned persons will be unavailable or unable to serve if elected to the Board. The attached form of proxy grants to the persons listed in such proxy the right to vote shares cumulatively in the election of directors if a shareholder properly implements cumulative voting.
7

Name	Age	Principal Occupation or Employment for Past Five Years	Year First Became Director
Ahmed Alomari	55	Executive Vice President Buchanan Technologies	2025
Ian D. Boyce	58	Founding Member and Managing Partner Dickmeyer Boyce Financial Management	2024
Andrew J. Briggs	71	Retired and former Chairman of Limberlost Bancshares, Inc. and President of its wholly-owned subsidiary Bank of Geneva	2019
Lars B. Eller	59	President and CEO of the Company and The Farmers & Merchants State Bank	2018
Kevin G. Frey	55	President of E.H. Frey & Sons, Inc.	2024
Lori A. Johnston	64	EVP-President, Paramount Health Care at Medical Mutual	2020
Dr. Marcia S. Latta	64	Principal, Latta Strategies Retired Vice President of University Advancement, The University of Findlay	2009
Steven J. Planson	66	President, Planson Farms, Inc.	2008
Kevin J. Sauder	65	Retired and former President, Chief Executive Officer, Sauder Woodworking Co.	2004
Frank R. Simon	56	Founder & Managing Member / Attorney Simon PLC Attorneys & Counselors	2021
David P. Vernon	59	Owner, Licensed Funeral Director & Embalmer Vernon Family Funeral Homes	2021

The Board of Directors Recommends That You Vote “FOR” The Eleven Nominees Aforementioned As Directors Of The Company.

Proxies in the form solicited hereby, which are properly executed and returned to the Company will be voted in favor of each nominee for election to the Board of Directors unless otherwise instructed by the shareholder. Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the eleven nominees with the largest number of “FOR” votes cast will be elected as directors. Abstentions from voting and broker non-votes, if any, on Proposal One will have no effect on outcome of the election of Directors.
8

The following table sets forth certain information with respect to the named executive officers of the Company and the Bank. Executive officers of the Company are appointed annually at the organizational meeting of the Company’s Board of Directors.

Name	Age	Officer Since	Positions and Offices Held With Company and the Bank & Principal Occupation Held Past Five Years
Lars B. Eller	59	2018	President and CEO (“PEO”)(1)
Barbara J. Britenriker	64	1992	Executive Vice President and Chief Financial Officer (“PFO”)(1) and Chief Retail Banking Officer(2)
David R. Gerken	54	2016	Executive Vice President and Chief Lending Officer(3)
Eric D. Faust	39	2022	Executive Vice President and Chief Risk Officer(4)
Andrew S. Baker	53	2022	Senior Vice President and Chief Strategy Officer and Chief Retail Banking Officer(5)

(1)	The designation PEO means principal executive officer and PFO means principal financial officer under the rules of the SEC.
(2)
Ms. Britenriker was Executive Vice President and Chief Financial Officer of the Company. Ms. Britenriker served as Executive Vice President and Chief Retail Banking Officer of the Bank from January 7, 2019 to October 16, 2023 and resumed the position of Executive Vice President and Chief Financial Officer of the Bank on October 16, 2023.

(3)
Mr. Gerken served as Senior Vice President and Senior Commercial Banking Manager from January 18, 2019 to January 21, 2024. Mr. Gerken was named Executive Vice President and Chief Lending Officer on January 22, 2024.

(4)	Mr. Faust served as Senior Vice President and Chief Risk Officer from September 14, 2022 to May 19, 2025. Mr. Faust was named Executive Vice President and Chief Risk Officer on May 20, 2025.
(5)
Mr. Baker was named Senior Vice President and Retail Banking Officer on October 16, 2023, and served as Chief Retail Banking Officer until January 8, 2025. Mr. Baker was named Chief Strategy Officer on January 19, 2025.

9

Security Ownership of Certain Beneficial Owners and Named Executive Officers
As of Jan 1, 2026 there were no shareholders known to the company to be beneficial owners of more than 5% of the Company’s outstanding common shares.
The following table sets forth the number of shares of common stock beneficially owned on December 31, 2025 by each director and nominee, and all directors and named executive officers as a group.

Beneficial Ownership of Nominees for Director and Named Executive Officers	Amount of Shares of Common Stock Beneficially Owned	Percent of Total
Directors:
Ahmed Alomari	288	0.002%
Ian D. Boyce	2,563	0.019%
Andrew J. Briggs	255,085(1)	1.855%
Lars B. Eller	28,995(2)	0.211%
Kevin G. Frey	81,116(3)	0.590%
Lori A. Johnston	2,771	0.020%
Marcia S. Latta	8,361	0.061%
Steven J. Planson	32,604(4)	0.237%
Kevin J. Sauder	7,670	0.056%
Frank R. Simon	2,620	0.019%
David P. Vernon	49,043(5)	0.357%
Named Executive Officers (other than Mr. Eller who is noted above):
Barbara J. Britenriker	33,210(6)	0.242%
David R. Gerken	6,405(7)	0.047%
Eric D. Faust	4,735(8)	0.034%
Andrew S. Baker	6,187(9)	0.045%
Directors and Executive Officers as a Group
(15 persons)	521,653	3.794%

(1)	Includes 207,880 shares of common stock owned individually by Mr. Briggs and 3,660 shares of common stock owned jointly with Mr. Brigg’s spouse.
(2)
Includes 14,712 shares representing restricted stock awards issued pursuant to the Company’s Long-Term Stock Incentive Plan, 4,800 shares which will vest on 3/01/2026; 5,665 shares which will vest on 3/01/2027; and 4,247 shares which will nest on 3/01/2028.

(3)	Includes 76,554 shares of common stock held by family trusts of which Mr. Frey is a co-trustee.
(4)
Includes 3,910 shares of common stock owned jointly with Mr. Planson’s spouse; 3,123 shares of common stock owned individually by Mr. Planson’s spouse; 21,301 shares of common stock held individually; and 4,270 shares of common stock held in his individual trust.

(5)	Includes 6,504 shares of common stock held individually; and 42,435 shares of common stock owned jointly with Mr. Vernon’s spouse.
(6)
Includes 26,254 shares of common stock owned jointly with Ms. Britenriker’s spouse; and 6,957 shares representing restricted stock awards issued pursuant to the Company’s Long-Term Stock Incentive Plan; 2,100 shares which will vest on 3/01/2026; 2,470 shares which will vest on 3/01/2027; and 2,387 shares which will vest on 3/01/2028.

(7)
Includes 6,405 shares representing restricted stock awards issued pursuant to the Company’s Long-Term Stock Incentive Plan; 2,300 shares which will vest on 3/01/2026; 2,245 shares which will best on 3/01/2027; and 2,107 shares which will vest on 3/01/2028.

(8)
Includes 4,735 shares representing restricted stock awards issued pursuant to the Company’s Long-Term Stock Incentive Plan; 1,400 shares which will vest on 3/01/2026; 1,616 shares which will vest on 3/01/2027; and 1,719 shares which will vest on 3/01/2028.

(9)
Includes 5,899 shares representing restricted stock awards issued pursuant to the Company’s Long-Term Stock Incentive Plan; 1,300 shares which will vest on 3/01/2026; 1,616 shares which will vest on 3/01/2027; and 1,683 shares which will vest on 3/01/2028.

10

Committees of the Company’s Board of Directors
The following table summarizes the membership of the Board of Directors as of December 31, 2025, each of its committees, and the number of times each met during 2025.

	Board	Audit Committee	Compensation Committee	Corporate Governance And Nominating Committee	Enterprise Risk Management Committee
Ahmed Alomari	Member				Member
Ian D. Boyce	Member			Member	Member
Andrew J. Briggs	Member				Member
Lars B. Eller	Member
Kevin G. Frey	Member	Member
Lori A. Johnston	Member	Chair
Marcia S. Latta	Vice-Chair	Member	Member	Chair
Steven J. Planson	Member			Member	Member
Kevin J. Sauder	Chair		Chair	Member
Frank R. Simon	Member			Member	Chair
David P. Vernon	Member	Member	Member

Number of Meetings in 2025	7	7	3	6	7

The Directors of Farmers & Merchants Bancorp, Inc. are also the Directors of The Farmers & Merchants State Bank (the “Bank”), the primary operating subsidiary of the Company. The Board of Directors of the Company met 7 times during 2025 whereas the Board of Directors of the Bank met 13 times in 2025. The Company’s Board of Directors also has each of the following duly constituted committees: Compensation Committee; Corporate Governance and Nominating Committee; Audit Committee, and Enterprise Risk Management Committee.
During 2025, each director attended 100% of the total meetings of the Board and the committees on which they served (held during the period that each served as a director) of the Company and The Farmers & Merchants State Bank.
The Compensation Committee is responsible for establishing salary levels and benefits for the executive officers of the Company. In determining the compensation of the executive officers of the Bank, the Bank has sought to create a compensation program that relates compensation to financial performance, recognizes individual contributions and achievements, and attracts and retains outstanding executive officers.
The Company has a Corporate Governance and Nominating Committee, which is responsible for recommendations to the full Board of Directors of candidates to serve as Director of the Company and the Bank, and to suggest any proposed amendments to the Company’s Articles of Incorporation, Code of Regulations, and other corporate governance policies.
The Company also has an Audit Committee established in accordance with 15 U.S.C. 78c (a) (58) (A). The primary function of the Audit Committee is to review the adequacy of the Company’s system of internal controls, to oversee the scope and adequacy of the work of the Company’s independent public accountants, and to approve and engage a firm of accountants to serve as the Company’s independent public accountants.
The primary function of the Enterprise Risk Management Committee is to advise the Board of Directors regarding the enterprise risk management framework of the Company and to provide oversight to assist the Board of Directors in supervising enterprise risk management activities. The Committee reviews and defines risk exposure limits for each risk category while taking into consideration strategic goals and objectives and current market conditions.
11

Corporate Governance
On May 10, 2017, the Company began listing on the NASDAQ Stock Exchange and became subject to the NASDAQ Capital Market listing standards and corporate governance requirements and complies with all corporate governance requirements applicable to it as a NASDAQ listed security. In addition to the NASDAQ requirements, the Company is subject to and complies with the applicable governance requirements of the Sarbanes-Oxley Act of 2002.
In consideration of the size, complexity, and nature of the Company’s business, the Board of Directors Corporate Governance and Nominating Committee have chosen to establish separate positions for the President and the Board Chairman in order to maintain a separation of power and duties to further strengthen the governance structure. The Board Chairman is a non-employee, director who is not directly involved with the daily operations of the Company. Thus, the Board Chairman is able to focus attention on corporate structure and future strategic direction. The Board Chairman serves as the leader of the Board of Directors, presiding over full board meetings and ensuring full accountability for the shareholders’ interests. Effectively monitoring the decisions and actions of management is one of the primary roles of the Board of Directors. The President and Chief Executive Officer is a bank insider providing management and leadership for ongoing operations of the Company, as well as the Company’s wholly-owned subsidiary, The Farmers & Merchants State Bank, who is also accountable to the Board of Directors. Succession plans exist for the Board Chairman and President and Chief Executive Officer, as well as Vice Chairman of the Board, and all Executive Officers of the Bank.
Director Independence
The Corporate Governance and Nominating Committee of the Board of Directors of the Company undertakes a review of director independence annually and reports on its findings to the full Board in connection with its recommendation of nominees for election to the Board of Directors.
Based upon the review and report of the Corporate Governance and Nominating Committee, the Board of Directors has determined that, (A) all directors have met the independence standards of the NASDAQ Marketplace Rules; and (B) no directors have any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, with the exceptions of, Mr. Eller, the current President and Chief Executive Officer of the Company and the Bank, and Mr. Briggs, the former First Senior Vice President of Business Development/Indiana of the Bank, who retired in December of 2022, who are both deemed not to be independent. As of January 1, 2026, Mr. Briggs would be deemed an independent director based on the aforementioned standards. In addition, the members of the Compensation Committee, the Corporate Governance and Nominating Committee, and the Audit Committee were determined to be, and under the terms of the respective charters, will continue to be “independent” pursuant to standards adopted by NASDAQ for such committees.
Committee Charters
The Board of Directors has adopted charters for the Audit Committee, the Compensation Committee, the Enterprise Risk Management Committee, and the Corporate Governance and Nominating Committee. Copies of the charters for each of these committees are available on the Bank’s website (www.fm.bank) and are available upon request from the Company. Shareholders desiring a paper copy of one or all of the charters should address written requests to Ms. Melinda L. Gies, Board Administrator/Corporate Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.
Code of Conduct and Ethics
The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”). The Code applies to all officers, directors and employees of the Company and the Bank. The administration of the Code has been delegated to the Audit Committee of the Board of Directors, a committee comprised entirely of independent directors. The Code addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of Company assets, fair dealing, and accurate and timely periodic reports, and also provides for enforcement mechanisms. The Board and management of the Company intend to continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that the Company maintains sound corporate governance practices in the future.
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A copy of the Company’s Code is available on the website of the Bank (www.fm.bank). In addition, a copy of the Code is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code should address written requests to Ms. Melinda L. Gies, Board Administrator/Corporate Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark Code of Business Conduct and Ethics on the outside of the envelope containing the request.
Nominations for Members of the Board of Directors
As noted above under “Corporate Governance,” the Company has a Corporate Governance and Nominating Committee. The current members of the committee all are independent directors. The Corporate Governance and Nominating Committee has developed a policy regarding the consideration of nominations for directors by shareholders. The policy is posted on the Bank’s website for review by shareholders. As outlined in its policy, the Corporate Governance and Nominating Committee will consider nominations from shareholders, although it does not actively solicit such nomination recommendations. Proposed nominations should be addressed to Chairman of the Corporate Governance and Nominating Committee of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502. Such nominations must include a description of the specific qualifications the candidate possesses and a discussion as to the effect on the composition and effectiveness of the Board. The identification and evaluation of all candidates for nomination to the Board of Directors are undertaken on an ad hoc basis within the context of the Company’s strategic initiatives, at the time a vacancy occurs on the Board, or as anticipated retirement dates approach. In evaluating all candidates, including candidates recommended for nomination by shareholders, the Committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, occupation, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. In addition, attributes such as place of residence and geographic markets represented, age, gender, ethnicity, race, involvement and visibility in the counties and communities represented by the Company’s current and future geographic footprint, and relationships with the Company and the Bank are given consideration. A candidate’s occupation and experience are given high importance. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time.
To maintain a wide-ranging mix of individuals, consideration is given to the depth and breadth of an individual’s business and civic experience in leadership positions, as well as their ties to the Company’s markets. Consideration has been given to the number of directors based on the board size of the eighteen area/regional peer bank holding companies as identified in the Compensation Discussion and Analysis for comparison of executive officer compensation. The Board of Directors conducted both an annual Self-Evaluation and Director Peer Evaluation during 2025. Attention is given to each director’s attendance at board meetings and committee meetings, as well as anticipated retirement dates and other events that might affect a director’s continued service. All current directors identified in Proposal One were deemed eligible for nomination in the ensuing year.
The Corporate Governance and Nominating Committee will continue to assess and evaluate how the Board of Directors is functioning and whether additional board members are needed. Attention will also be given to anticipated retirement dates and other events that might affect a director’s continued service.
OUR BOARD COMPOSITION
The Company seeks to ensure that its Board of Directors is comprised of individuals with diverse experience, knowledge, and expertise that align with the Company’s strategic goals and operational needs. A board with a variety of skills, backgrounds, and perspectives enhances decision-making, strengthens risk evaluation, fosters broader relationships within a competitive footprint, and improves oversight and governance, ultimately providing a competitive advantage. The Board includes members from various market sectors and industries within the Company’s geographic footprint. These individuals bring leadership skills, extensive knowledge, and proven business and industry experience in fields such as accounting, auditing, agriculture, auctioneering, board governance, community banking, construction, cybersecurity, finance, financial planning, financial services, fundraising, funeral services, healthcare, information technology, law, manufacturing, real estate brokerage, retail, and education. Their expertise spans areas including financial reporting, asset and wealth management, corporate leadership, strategic planning, business acquisitions, property management, human resources, and small business operations. What follows is a brief description of the experience and qualifications of each member of the Company’s Board of Directors.
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Ahmed Alomari

Mr. Ahmed Alomari is an industry recognized expert in the areas Applications and Database performance and Enterprise Systems architecture. He founded Cybernoor, a Systems Integrator company specializing in Applications optimization in 2007. Under his leadership, Cybernoor continued to grow and earned the prestigious Red Herring Top 100 award as well as the Inc. 500 award for the fastest growing companies. In 2021, Cybernoor merged with Buchanan Technologies to further expand its managed services. As part of the acquisition, Ahmed became the Executive Vice President for Buchanan Technologies, overseeing the company’s Database and Applications line of business.

Ahmed has also published several books on Oracle performance tuning, and he has presented as a subject-matter expert at the Database & Client/Server World, the VLDB International Forum, the SANS Institute and at Oracle Conferences as well as Oracle User Group events. He filed and received patents in the areas of query optimization and database row level security which were implemented as features in the Oracle database. He was also selected as an Oracle ACE for his contributions to Applications and Applications Technology.

Prior to starting Cybernoor Corporation, Ahmed worked for Oracle Corporation for over ten years in the capacity of Vice President of the Applications Performance Group in the Applications Development Division. While with Oracle, Ahmed was responsible for the performance and scalability of the Oracle Applications products. He led the effort to migrate Oracle applications to the cost-based optimizer (CBO). He also promoted the early adoption of many advanced features in the applications product lines including partitioning, materialized views, OLAP, VPD, and parallel execution. Ahmed has also worked with hundreds of customers to adopt Oracle Real Application Clusters (RAC) in application environments and lead efforts to ensure that Oracle Applications were RAC aware.

Mr. Alomari has more than 30 years of experience in optimizing enterprise class systems. He is an alumni of the University of Michigan, School of Engineering with a degree in Computer Science. Mr. Alomari was appointed to the Board in June 2025 and is a member of the Enterprise Risk Management Committee and Cybersecurity Committee.

Ian D. Boyce

Mr. Boyce is a founding member and managing partner of Dickmeyer Boyce Financial Management, a Fee-Only Financial Planning and Wealth Management firm based in Fort Wayne, Indiana with an office in Milwaukee, Wisconsin. Established in 2002, Dickmeyer Boyce provides asset management, comprehensive financial planning and retirement advisory services to individuals, families, businesses, and foundations and has discretionary oversight of $507M in assets under management.

Mr. Boyce is a Certified Financial Planner practitioner and NAPFA-Registered Financial Advisor. In his role, he works directly with clients to provide financial planning and wealth management advice to families and high net worth individuals. He specializes in planning for professionals and families in transition and has extensive experience in tax and estate planning, business management, and corporate finance. He holds a Bachelor of Arts degree in Zoology with a minor concentration in Economics from the University of Vermont. He also received an honorary doctorate in Humane Letters from the University of Vermont in 2015. His business experience and economic insight will help inform the board on issues related to small business, the consumer as well as business risk management issues.

Mr. Boyce is also actively involved in a numerous professional, civic, and charitable organizations within his community. He currently serves as a Director / Board Member on several Boards including the Questa Education Foundation (Past Board Chair). Past

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service includes Parkview Regional Hospital (Board Chair) and Board Chair of the University of Vermont Board of Trustees.

Mr. Boyce currently serves on the Enterprise Risk Management Committee, the Corporate Governance Committee and the Nominating Committee.

Andrew J. Briggs

Mr. Briggs was the former Chairman of Limberlost Bancshares, Inc. and President of its wholly-owned subsidiary Bank of Geneva. Upon completion of the merger on January 1, 2019 of Limberlost Bancshares, Inc. into Farmers & Merchants Bancorp, Inc., he was appointed to the Board of Directors of the Company and the Bank. Mr. Briggs has 50+ years of banking experience. He was the 2019 Chairman of the Indiana Bankers Association and is a member of the Indiana Bankers 40 Year Club. In August 2022, Mr. Briggs was a recipient of the Indiana Bankers Association Leadership in Banking Excellence Award.

In September 2019, Mr. Briggs was honored with the Sagamore of the Wabash award by Indiana Governor, Eric J. Holcomb. This award is given to exemplary Hoosiers in recognition of their distinguished service statewide. Actively involved in the community, Mr. Briggs is an Advisor Director of the Indiana State Museum and Historic Sites, Corporate Secretary of Limberlost State Historic Site, a current Director and Vice-President of the Northeast Indiana Regional Development Authority, Director of the Strategic Development Commission for Northeast Indiana Region, Treasurer of Adams County Economic Development Corporation, and past Treasurer of the Adams Public Library System. Additionally, he is Vice-President of the Geneva Town Council.

Mr. Briggs is a graduate of Ball State University. His extensive banking background and experience in corporate leadership enables him to provide knowledge and expertise to the Board regarding the banking industry, business development, and community development.

In April of 2024, Mr. Briggs replaced Jack C. Johnson as Chairman of the Board of Directors and served in this capacity through June 2025. Mr. Briggs currently serves on the Enterprise Risk Management Committee and Audit Committee.

Lars B. Eller

Mr. Eller joined The Farmers & Merchants State Bank as its President and Chief Executive Officer in September 2018. He was also appointed to the Board of Directors of Farmers & Merchants Bancorp, Inc. and The Farmers & Merchants State Bank in September 2018. He assumed the additional position of President and Chief Executive Officer of the Company on February 1, 2019 upon the retirement of the then current President and Chief Executive Officer.

Mr. Eller has a Master of Business Administration degree from McGill University in Montreal, Canada, and an undergraduate degree from Concordia University in Montreal, Canada. Prior to joining the Bank, he worked as a consultant for Cambridge Savings Bank. In 2013, he joined Royal Bank of America as Executive Vice President and Chief Retail Banking Officer. Royal Bank of America was a publicly held community bank based in Philadelphia, Pennsylvania which was acquired in 2017. Previous banking experience includes serving as Director of Sales and Marketing at Clarity Advantage Corporation; Senior Vice President of Retail Banking for TD Bank in Pennsylvania, Head of National Sales for U.S. Wealth Management at TD Bank, leadership roles at National City Bank in Cleveland, Youngstown, and Dayton; and starting his banking career with TD Bank Financial Group working his way through the ranks as a management trainee to an area manager.

Mr. Eller has extensive experience at both large national and regional banks, as well as community banks. He is able to provide knowledge and expertise to the Board regarding executive management, sales and marketing, retail banking, bank mergers and

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acquisitions, human resource management, executive officer compensation and incentives, strategic planning, and shareholder relations. He serves as Vice Chair of the Ohio Bankers League, is a Board Member of the Boy Scouts of America, and a member of the Bryan Rotary Club, Toledo Museum of Art Director Circle Crystal Member, chairs the Bank Professional Development Committee, Board Member of Toledo Zoo, and Board Member of the Parkview Bryan Hospital in Williams County, Ohio.

Mr. Eller is a member of the Board Executive Committee.

Kevin G. Frey

Mr. Frey serves as President of E.H. Frey & Sons, Inc., a family-owned brokerage and auction company headquartered in Archbold, Ohio. Incorporated in 1963, Frey & Sons specializes in real estate sales and auctions, including residential, commercial, and agricultural properties. Additionally, Frey & Sons conducts equipment auctions across the Midwest and specializes in the heavy equipment industry including construction equipment, sand & gravel equipment, transportation (trucks & trailers), and farm machinery. Auctions are conducted either onsite with simulcast internet bidding or online only. Kevin has been with the company since 1996 and currently leads operations as the Principal Broker and Lead Auctioneer.

He holds the Graduate Personal Property Appraiser (GPPA) designation from the National Auction Association and regularly prepares heavy equipment appraisals for businesses, financial institutions, and attorneys’ offices. In addition to his role at Frey & Sons, Kevin manages a diverse portfolio of properties and contributes his expertise as a member of the Board of Directors for Yoder & Frey, Inc., a farm machinery auction yard.

Mr. Frey holds a Bachelor of Arts in Accounting from Goshen College. From 1996 to 2003 he worked as a Certified Public Accountant, bringing financial and analytical expertise to his current leadership in real estate and auctions. He is an active member of the National Association of Realtors, Ohio Association of Realtors, National Auction Association, and Ohio Auctioneers Association, reflecting his deep commitment to his industry.

Mr. Frey currently serves on the Audit Committee and Compensation Committee of the Company.

Lori A. Johnston

Ms. Johnston is the EVP - President of Paramount Health Care at Medical Mutual in Toledo, Ohio. Paramount Health Care, formerly the insurance division of ProMedica Health System, became part of Medical Mutual in May 2024. In her current role, Lori oversees the operations and integration of Paramount Health Care into Medical Mutual’s health plan. The company currently operates in Ohio, Michigan, Indiana, and Kentucky. In addition, Lori serves as Medical Mutual’s Product Line Executive for Medicare products.

Prior to joining Medical Mutual, Lori held various executive roles at ProMedica, including President of ProMedica Insurance Corporation, the insurance division of ProMedica Health System. In this capacity she was responsible for managing the operations of medical, dental, and workers’ compensation insurance plans across Ohio, Michigan, Indiana, Kentucky, West Virginia, and Pennsylvania.

Before her role at ProMedica Insurance Corporation, Lori had a distinguished tenure at ProMedica since 1996, serving in several key executive positions. These included Vice President and Senior Vice President of Finance for 12 years, Chief Information Officer, where she oversaw all Information Technology initiatives, including the implementation of ProMedica’s Electronic Health Record (Epic), and President of the ProMedica Physicians Group.

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Prior to joining ProMedica, Ms. Johnston was a Senior Manager at Ernst & Young, where she served on the audit and healthcare consulting teams in Northern Ohio and Southeastern Michigan for 13 years. In this capacity, she led and conducted audits and financial consulting projects. Ms. Johnston maintained an active CPA license from 1985 to 2010, which is now inactive.

Her extensive experience in corporate leadership and executive management allows her to offer invaluable expertise to the Board on matters related to corporate governance, finance, strategic planning organizational development, human resource management, and healthcare strategy.

Ms. Johnston currently serves as a board member of the Health Plan Alliance. She is past chairman of the board for the Ohio Association of Health Plans. She holds a Master of Business Administration degree from the Fisher College of Business at The Ohio State University and a Bachelor of Business Administration in Accounting from the University of Toledo.

She is actively involved in her community, serving on the boards of the Toledo Mud Hens and Toledo Walleye, The Inverness Club, the St. Francis de Sales High School Foundation, and the Advisory Council for the Area Office on Aging. Ms. Johnston recently chaired the Northwest Ohio Go Red for Women initiative and co-chaired a $12 million capital campaign for the YWCA of Northwest Ohio. In addition to her professional accomplishments, Ms. Johnston has engaged in medical mission work in Central America and the Philippines. Originally from Henry County, Ohio, she now resides in Lucas County, Ohio.

With her deep background in accounting and finance, Ms. Johnston chairs the Audit Committee and is recognized as the financial expert for the Board’s Audit Committee. In this role, she provides significant insight into accounting principles and practices, auditing and risk management strategies, government regulations, internal controls, and financial reporting procedures. She also offers guidance on audit committee functions. Ms. Johnston also serves on the Company’s Cybersecurity Committee and Executive Committee.

Marcia S. Latta, Ed.D

Dr. Latta has a strong background in the fields of advancement and board governance with multiple organizations. She has been responsible for raising over $400 million for higher education and healthcare organizations. Dr. Latta also has decades of experience serving on four different organizations’ board governance committees, chairing three of them, serving as the lead staff person for multiple university trusteeship committees, and as an academic researcher and presenter on the subject. She consults with non-profit organizations through Latta Strategies.

Recently retired as Vice President for University Advancement at University of Findlay, she provided leadership for fundraising, alumni and parent relations, and the nationally-known Mazza Museum. Prior executive experience includes serving as Vice President for Advancement at DePauw University, as the Bowling Green State University Foundation’s Vice President where she oversaw the investments and grant awards of a $120 million Foundation, and Campaign Director for the BGSU Centennial Campaign. Marcia has prior experience as a CEO of a healthcare foundation. Early in her career she served as a congressional aide and also did volunteer work in Costa Rica.

Dr. Latta is a frequent presenter across the nation and internationally on development and board governance issues. Through her experience and education, she provides a strong understanding and commitment to leadership, board governance, corporate management, and public policy. She holds a Doctor of Education degree in leadership and policy studies from BGSU and has completed Harvard University’s School of

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Education’s Management and Leadership program. She is active in many civic and professional organizations including as a founding member and current chair of the Ohio State Parks Foundation Board. She also serves on the Watterson Family Foundation Board, and the Bowling Green Community Foundation where she was the founding president. Prior board service includes the Toledo Zoo, Historic Sauder Village, and Ohio Citizens for the Arts. Marcia is former president of the Northwest Ohio Association of Fundraising Professionals which named her its Outstanding Fundraising Professional in 2009. She received the Bowling Green Outstanding Citizen of the Year in 2025, the National Prevent Cancer Foundation Outstanding Leadership Award in 2025, and she was named a “Woman of Distinction” from the Western Ohio Girl Scouts in 2013. A former resident of Williams County, Ohio, she now resides in Wood County.

Dr. Latta was elected Vice Chairman of the Board of Directors of the Company and the Bank on July 29, 2025. She chairs the Corporate Governance and Nominating Committee and also serves on the Audit Committee, Compensation Committee and Executive Committee.

Steven J. Planson

Mr. Planson has successfully managed a large family farm corporation for over 30 years with a primary focus on grain production and processing tomatoes. In addition, he is involved with a family trucking operation. Mr. Planson and his wife were previously named the Ohio Farm Bureau Federation’s Outstanding Young Couple in recognition of their farming operation accomplishments and leadership in the agricultural community. He is a past recipient of Red Gold Master Grower Awards for his tomato growing operation. His extensive farming background and practical experience provide significant insight regarding farm business management; agriculture finance; commodity sales and marketing; as well as the local farm economy and challenges to the farming industry. He also offers a valuable perspective on local and state government matters from his service as a Township Trustee.

A life-time resident of Williams County, Ohio and graduate of Stryker High School, Stryker, Ohio, Mr. Planson has served as a Springfield Township Trustee in Williams County, Ohio for over 30 years. As a Township Trustee, he also served on the Springfield Township Zoning Board. He was a member of the Stryker Farmers Exchange Board for 22 years, serving as president six of those years. Mr. Planson is an active member of the Williams County Farm Bureau, Stryker Heritage Council, Stryker Rotary Club, and Friends of Stryker Library. He is a former board member of the Williams County Farm Bureau, former trustee of the Campbell Soup Tomato Growers Association, and former member of the Stryker Chamber of Commerce. In 2011, Mr. Planson was the recipient of the Paul Harris Award by the Rotary Foundation. The Paul Harris Award recognizes individuals who have made contributions in promoting human philanthropic projects throughout the local community and around the world.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Planson served on the Bank’s Stryker Advisory Board. He is a member of the Corporate Governance and Nominating Committee and the Enterprise Risk Management Committee.

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Kevin J. Sauder

Mr. Sauder was Vice Chairman of the Board of Directors and was elected Chairman of the Board for the Company and the Bank on July 18, 2025. Chairman Sauder recently retired as CEO of Sauder Woodworking Co., of Archbold, Ohio, a large privately held, family-run corporation, where he served for 36 years. Sauder Woodworking Co. is North America’s largest manufacturer of ready-to-assemble furniture, with over 1,500 employees. Through its subsidiary, Sauder Manufacturing, the company serves the worship, education, and health care furniture markets.

His extensive experience in executive management and corporate leadership enables him to provide knowledge and expertise to the Board regarding corporate management, corporate finance, product sales and marketing, and human resource management. His knowledge and expertise further enable him to assist the board on matters involving business acquisition, financial turnarounds, strategic planning, executive officer compensation, incentives, and shareholder relations.

Mr. Sauder has a Master of Business Administration degree from Duke University, and an undergraduate degree from Miami University. Mr. Sauder is the past Chairman of the American Home Furnishings Alliance, and past Finance Committee Chair and Board Member of the ProMedica Health System. He was the recipient of the prestigious 2023 American Home Furnishings Alliance (AHFA) Distinguished Service Award. This annual award is presented each year to an industry executive selected for their contribution to the home furnishings industry, to AHFA, and to the recipient’s local community.

He also chairs the Executive Committee and currently serves as a member of the Compensation Committee.

Frank R. Simon

Mr. Simon is the Founder and Managing Member of Simon PLC Attorneys & Counselors whose practice areas include Receiverships; Litigation; Foreclosure; Collections; Creditors Rights; Workouts; Loan Documentation; Fraud and Negotiable Instrument Law; and Retail/Operations based Litigation. He is the primary point of contact for all matters at Simon PLC’s offices in Troy, Michigan; Arizona; Illinois; Florida; New York; Ohio; and Texas. The firm represents dozens of financial institutions and mid-size corporations.

As a court appointed Receiver, Mr. Simon has extensive experience in managing/operating ongoing business concerns of Receiverships/Assignment Estates and identifying, seizing, securing, and liquidating real and personal assets to satisfy creditors. He owns and manages several commercial properties in Michigan. His extensive experience in the practice of law, business management and operations, and corporate leadership enables him to provide knowledge and expertise to the Board of Directors on matters involving the law and legal interpretations, litigation strategies, the banking industry, business acquisition, financial turnarounds, collections, foreclosures, loan workouts, shareholder relations, as well as the current economic climate and market conditions in the State of Michigan.

He is a graduate of the University of Michigan and the University of Detroit School of Law receiving his Juris Doctor degree in 1995. He is admitted to practice as a member of the state bars of Michigan, District of Columbia, New York, and Illinois. In 2003, Mr. Simon completed a three-year program earning an additional graduate degree from the Graduate School of Banking at the University of Wisconsin-Madison. Mr. Simon is certified to document and conduct Small Business Administration 504 Loan Closings. He has also completed the Liquidations and Post Debenture Workout course through the

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National Association of Development Companies (NADCO) program. He serves as an Advisor to 10Core Law Society which provides access to housing literacy for underprivileged first-time home buyers. He is a member of the Detroit Athletic Club and a past Board Member of the YMCA of Metropolitan Detroit.

Mr. Simon currently chairs the Enterprise Risk Management Committee and also serves on the Cybersecurity Committee, and the Corporate Governance and Nominating Committee.

David P. Vernon

Mr. Vernon was a former member of the Board of Directors of Perpetual Federal Savings Bank of Urbana. Upon completion of the acquisition of Perpetual Federal Savings Bank of Urbana on October 1, 2021, he was appointed to the Board of Directors of the Company and the Bank.

Mr. Vernon is the President of Vernon Family Funeral Homes and Set-In-Stone Monuments with seven locations serving Champaign and Miami Counties in Ohio. Mr. Vernon and his family moved to Champaign County in 1999. In 2002, he acquired the first two funeral homes in Mechanicsburg and North Lewisburg, Ohio. In 2003, he added a funeral home located in Urbana. Most recently in 2023, he obtained the funeral homes in both St. Paris and Fletcher, Ohio. Vernon Family Funeral Homes offer a tradition of compassionate, family-centered funeral services.

His business ownership and experience in the funeral services industry, as well as his community involvement, enable him to provide knowledge and insight regarding business management and small business operations in the Champaign County footprint and surrounding area.

Born in Liverpool, England, he moved to the United States at a young age. Raised in Enon, Ohio, Mr. Vernon is a 1985 graduate of Greenon High School. He graduated from Wright State University in 1987 with an Associate’s Degree in Applied Sciences and the Cincinnati College of Mortuary Science in 1988 with a Bachelors in Mortuary Science. Mr. Vernon currently serves as President of the Champaign County Board of Health and is a Board Member of the Champaign Memorial Foundation, the Maple Grove Cemetery Board, and a member of the Mechanicsburg Lodge #113 F.&A.M.

Mr. Vernon currently chairs the Company’s Board Compensation Committee and serves on the Audit Committee.

Shareholder Communication
The Corporate Governance and Nominating Committee has been designated by the Company’s Corporate Governance Guidelines to receive, review and respond, as appropriate, to communications concerning the Company from employees, officers, shareholders and other interested parties that such parties want to address to non-management members of the Board of Directors. Shareholders who want to direct such questions to the non-management members of the Board of Directors should address them to Melinda L. Gies, Board Administrator/Corporate Secretary, Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.
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Insider Trading Arrangements and Policies
The Company has adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company’s common stock by directors, officers, employees and the Company itself that have been reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards of the Nasdaq Stock Exchange. A copy of the policy is filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Policy on Annual Meeting Attendance
The Company’s Corporate Governance Guidelines contain a provision stating that it is expected that all members of the Board of Directors will attend the Annual Meeting of Shareholders. All of the members of the Board of Directors attended the 2025 Annual Meeting of Shareholders.
Respectfully submitted by the members of the Corporate Governance and Nominating Committee:
Dr. Marcia S. Latta, Chairman
Ian D. Boyce, Steven J. Planson, Kevin J. Sauder, Frank R. Simon
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Hedging Practices
The Company has not adopted any practice or policies regarding the ability of directors or employees (including officers), or their designees, to purchase financial instruments, or otherwise engage in transactions, that are designed to hedge or offset any decrease in the market value of the Company’s stock held by such insiders.
Risk Oversight
The Board of Directors is responsible for ensuring that an adequate risk management framework is in place and functioning as intended. A clear understanding and working knowledge of the types of risks inherent to the Company’s activities are an absolute necessity. The Risk Committee is comprised of various members of Senior Management, Department Leaders, Compliance, Internal Audit and Risk Management. The Risk Committee is responsible for loss control and day-to-day oversight of the risk management function.
The risk management program focuses risk assessment on nine risk categories. Risk Committee meetings are held monthly. Several risk categories are reviewed each month, and all risk categories are reviewed quarterly. A five-tier rating system is used to assign a risk rating to each risk category and ratings are defined as Low, Limited, Moderate, Considerable, or High based on the significance of the risk and a defined risk trend (Increasing, Decreasing, or Stable). Additional internal bank experts may attend meetings during each quarter to report on a risk category under review and offer recommendations regarding the risk assessment and trend for a particular risk category. Results of the monthly review of risk categories are reported to the Board of Directors Enterprise Risk Management Committee (ERM) each quarter. In addition, the Company’s risk position is reported to the Board of Directors quarterly. Risk management reports include the following:
•	Discussion of the Bank’s current overall risk position;
•	Identification of each risk category;
•	Analysis of current position of each risk category;
•	Comparison of actual performance versus expected performance, where appropriate;
•	Assessment of the overall credit quality of the Bank’s loan portfolio and the adequacy of the Bank’s Allocation for Loan and Lease Loss Reserve;
•	Identification of results outside of guidance targets and action plans established for issues to be resolved; and
•	Recommendations for changes to risk parameters or measurement tools.
The Board ERM Committee defines risk exposure limits for each risk category taking into consideration the Bank’s strategic goals and objectives and current market conditions. The Board ERM Committee reviews and approves any necessary changes to risk exposure limits after careful consideration of any changes in market conditions or corporate strategy and adopts guidelines, through the input of the Risk Committee’s analysis and discussion, regarding the maximum loss exposure the Bank is able and willing to assume. At least annually, the Board of Directors reviews and approves the risk management program and policies based on information presented throughout the year from the Risk Committee.
Credit Risk
Credit risk is addressed in formal loan proposals presented to the Loan Committee and the Board of Directors. Loans and potential loan relationships greater than $250,000 are analyzed by the Credit Analyst Department and require a formal loan proposal and approval by the appropriate authority or authorities. Regardless of whether a new loan request, a formal loan proposal, or an annual loan relationship review, each proposed loan, existing loan, or loan relationship has an assigned Loan Risk Rating based on credit factors, collateral adequacy, and financial strength of the loan relationship. Decisions are made based on the most complete up-to-date information available. The defined Loan Risk Ratings are designed to cover a broad range of customers, so dominant risk characteristics determine the rating assigned. In some instances, additional pricing, collateral, covenants, or risk mitigants may be necessary to reduce risk or credit exposure or to improve relationship profitability.
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Interest Rate Risk
Interest rate risk is a large component of asset/liability management and is managed within the overall asset/liability framework. The principal objectives of asset/liability management are to manage sensitivity of net interest spreads and net interest income to potential changes in interest rates. Funding positions are kept within predetermined limits designed to ensure that risk-taking is not excessive and that liquidity is properly managed. The Board of Directors seeks to address interest rate and non-interest income risk tolerances and, thereby, control risks. Goals are (1) to increase the dollar amount of net interest income at a growth rate consistent with the growth rate of total assets and, given fluctuations in the external interest-rate environment, (2) to minimize fluctuations in net interest margin as a percentage of earning assets.
This type of risk focuses on the economic scenarios relative to the value of the Bank in the current interest rate environment, and the sensitivity to that value from changes in interest rates. Re-pricing risk, basis risk, yield curve risk, and options risk are types of interest risk to be considered. Interest rate risk occurs due to differences between the timing of rate changes and the timing of cash flows (re-pricing risk); from changing rate relationships among different yield curves affecting bank activities (basis risk); and from changing rate relationships across the range of maturities (yield curve risk); and from interest-related options embedded in bank products (options risk). Interest risk considerations typically include the effect of a change in interest rates on both the Bank’s accrual earnings and the market value of portfolio equity.
Interest rate sensitivity refers to the Bank’s capability and/or need to react to actual and forecast interest rates and yields in the money and capital markets as well as in the local competitive environment. The magnitude of these gains or losses depends on the severity and timing of the market changes and on the ability to adjust. The ability to adjust is controlled by the remaining time to maturity of fixed-rate contracts, customer actions, and the existence of contracts that provide for rate adjustments prior to maturity. Analysis of interest rate sensitivity in the form of a net interest rate shock is employed. In performing interest rate shock analysis, financial forecasting and simulation are used to anticipate the impact of forecast interest rates and evaluate the potential risk of alternative interest rates. This policy is implemented by first producing a current forecast of balance sheet volumes and net earnings for the 12-month forecast horizon. The second step is for alternative simulations to be prepared to test the forecast’s sensitivity to interest-rate shocks and changes in the shape of the treasury yield curve. The four alternative simulations are +/- 100, +/- 200, +/- 300 and +/-400 basis point shift. After each alternative simulation, the forecast net interest income for the twelve-month period and the present value of equity at the end of the historical period are compared to the net interest income and present value of equity produced by the alternative simulation. The percent changes in net interest income and present value of equity are then compared to management’s guideline targets. The Bank also looks at varying scenarios such as nonparallel shifts in the yield curve. A yearly forecast of balance sheet volumes and net earnings is relied upon as a basis for asset liability decisions. Each forecast is subject to testing for alternative interest rate possibilities to evaluate the risk inherent in management’s plans. The alternative interest rate possibilities are (1) an immediate 200 basis point change in average interest rates, or (2) a more gradual change in average interest rates. Management believes the first method (instant change) would portray the worst-case scenario as an impact on net interest earnings. Therefore, method 1 is used in the interest rate shock analysis.
Liquidity Risk
Liquidity risk may impact earnings or capital based on changes in funding sources. This risk affects the Bank’s ability to establish new relationships, service, or continue to service existing relationships. This risk can also expose the Bank to litigation, financial loss, or damage to its reputation. Liquidity risk exposure is present in various funding situations. Thus, the Bank is responsible for careful evaluation of the types and levels of risk incurred in dealing with its customers and communities. The liquidity risk policy provides direction and guidance for the management of funding sources, which also affects interest rate risk and price risk. Guidance offered provides controls for the risk arising from taking positions in various liquid assets and short-term deposits regarding anticipated changes in interest rates. Controls are vital to the continuity of operations and protections of resources, depositors, and shareholders. It also assists in maximizing the return on shareholder investment without sacrificing its quality and reputation. Various elements of funding volume and funding gaps are analyzed, the availability and size of secondary markets to convert instruments to cash is reviewed, the Bank’s cost of funding versus costs paid by competition are assessed, and rate scenarios and stress testing models are used to assess vulnerability. This risk is evaluated and assigned a risk rating with the assessment of overall risk.
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Price Risk
Price risk involves risk that may impact earnings or capital resulting from changes in the value of portfolios of financial instruments. This risk affects the Bank’s ability to establish new relationships, service, or continue to service existing relationships. Management of this risk is conducted under specific guidelines and product/service standards. Guidelines assist in establishing, reevaluating, and changing prices for financial services or financial products. These guidelines are structured to ensure an appropriate pricing structure, but also address such issues as volume and price sensitivity for various products. Sources of price risk are identified, elements of the of the risk positions are analyzed, the flexibility of the current price profile versus the ability to hedge the risk is assessed, the proper balance of risk versus reward is determined, and appropriate levels of procedures, controls, and self-monitoring are evaluated for implementation and proper administration. A risk rating is assigned in conjunction with the assessment of overall risk.
Foreign Exchange Risk
Foreign Exchange Risk may occur to earnings or capital as a result of movement of foreign exchange rates due to cross-border investing and operating activities. Market making and position taking in foreign currencies involve foreign exchange risk. In most instances foreign checks received are sent for collection. Risk is minimized with issuance of drafts, letters of credit, and wire transfers through correspondent banks. Risk exposure involves litigation, financial loss, and damage to its reputation. Foreign exchange risk is monitored and evaluated and assigned a risk rating with the assessment of overall risk.
Compliance Risk
Compliance risk is monitored within the structure of the compliance risk management program. Operating in compliance with laws, rules, regulations, and related accepted industry standards enhances the reputation, strategic goals and objectives, and operations of the Company. Compliance risk attempts to evaluate and identify the overall level of compliance risk by measuring and defining the areas of risk for a designated law, rule, or regulation. Compliance risk assessments are designed to identify the quantity of risk, the adequacy of risk management systems, and the resulting residual risk. In measuring and quantifying inherent risk, an impact rating is assigned to each law and regulation along with a quantity exposure rating to arrive at an inherent risk rating. Risk management and control factors are used to measure and assess the effectiveness in identifying, measuring, monitoring, and controlling risk. Residual risk measures the aggregate risk that remains for a specific risk that is left over from inherent risk and the application of risk management and controls. Risk assessment conclusions result in an overall inherent risk rating, risk management and controls rating, and residual risk rating for Lending and Lending Operations, Deposit Services and Operations, and Management and Operations. Compliance risk assessments are conducted annually by the Risk Management group. Compliance risk assessment results are reviewed by the Compliance Committee which has representation from senior management, key business lines, departments, and functional areas, and reported to the Risk Committee, the Enterprise Risk Management Committee, and the Audit Committee of the Board of Directors, with final approval by the full Board of Directors.
In addition to an overall compliance risk assessment, a fair lending risk assessment is conducted to verify how lending activities are identified, monitored, measured, and controlled, to make sure discriminatory, unfair, deceptive, abusive, and predatory acts and practices do not take place. This risk assessment evaluates the present risk management process and risk mitigation strategies. Risk indicators defined by interagency Fair Lending Examination Procedures are used to assess fair lending risk. In evaluating the risk in lending activities, the following factors are considered: changes in leadership and staffing, new products, product pricing, product and service offerings, policies and procedures, processes, and changes or updates to systems. Other factors considered include the present economy of the region, the market area served, and market area demographics. The fair lending risk assessment is conducted annually by the Risk Management group. Fair lending risk assessment results are reviewed with the Compliance Committee and reported to the Risk Committee, Enterprise Risk Management Committee, and Audit Committee of the Board of Directors with final approval by the full Board of Directors.
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Identity Theft Red Flag regulations specifically require an annual identity Theft risk assessment. The purpose of this risk assessment is to periodically review and update the Identity Theft Red Flag Program based on methods used to open accounts, methods available to access accounts, ongoing account monitoring, and the Company’s experiences with identity theft. This risk assessment is reviewed with the Compliance Committee, and reported to the Risk Committee, and Enterprise Risk Management Committee of the Board of Directors.
Risk-based, comprehensive risk assessments are conducted covering the Bank Secrecy Act, Anti-Money Laundering Act, and Office of Foreign Asset Control to ensure all risk areas are identified to maintain compliance with the laws and regulatory guidance. Results from the assessment of risks are reported to the Compliance Committee, the Enterprise Risk Management Committee, and the Audit Committee of the Board of Directors. At least annually, the BSA and OFAC risk assessment is reviewed and approved by the Board of Directors. Risk is rarely static, and thus frequent review and additional approvals may be necessary. The risk assessments focus on risk factors due to the Bank’s size, market presence, types of customers, types of products, geographic locations, method of account opening, transaction type, and business line. All are incorporated into BSA/AML software to aid in the monitoring and reporting requirements.
The Board of Directors has also established a Disclosure Committee comprised of select officers. The Disclosure Committee has implemented and documented disclosure controls and procedures to ensure that disclosures made by the Company to its security holders and the investment community fairly and accurately present the Company’s financial condition and results of operations in all material respects on a timely basis as required by applicable securities laws and stock exchange requirements. A Disclosure Committee Charter has been developed to set forth the Disclosure Committee’s responsibilities and provide guidance on fulfilling its obligation to ensure the accuracy and timeliness of the Company’s public reporting process.
Transaction/Operational Risk
Transaction risk relates to service or product delivery and escalates based on problems with services or product delivery. This risk is inherent in all bank products and services and arises on a daily basis as transactions are processed. Controlling transaction risk involves internal controls, vendor management, proper use of information systems, employee integrity, and operating processes. The Board of Directors and Management establish and reevaluate the risk tolerances which thereby control these risks. Policy guidance provides standards to control the potential financial losses due to human error or fraud, incomplete information, or operational disruption. Controlling this risk remains critical to the continuity of operations and protection of resources, depositors, customers, and shareholders. It also assists the Bank to maximize the return on shareholder investment without sacrificing its quality and reputation. Financial services and products are offered on a sound and economically feasible basis to the customers, communities, and markets served. Products and services offered along with the transactions serviced are conducted under specific guidelines and operational standards. Procedures and processes, including the development and introduction of new products and services, encompass the guidelines established.
Control mechanisms have been established to monitor data accuracy, proper accounting treatment, and compliance with laws and regulations, as well as bank policy. Management and staff continually seek training and development to enhance their technical knowledge and skill levels to stay up-to-date on changes in financial service industry operations and industry best practices. Development and issuance of timely internal management reports and bank-wide communication on properly conducting business relative to the transaction risk exposure are ongoing measures. Methodologies to address areas of exposure from human error or fraud, incomplete information, and operational disruption seek to evaluate, mitigate, and identify cost-effective ways to reduce such risks. Analysis and recommendations focus on systems development and utilization, capital investment for technology and hardware, and overall physical premises improvements to ensure efficiency and effectiveness in handling new products and services, complex transactions, and development of new products and services to keep pace with the future.
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Strategic Risk
Strategic risk is a function of the compatibility between the bank’s strategic goals, its business strategies, the resources used to meet strategic goals, and the quality of implementation. Resources necessary to carry out business strategies include both those that are tangible and those that are intangible. Strategic risk incorporates management’s analyses of external factors that affect the strategic direction of the bank. Anticipating change, both externally and internally, are essential to managing this risk. Strategic risk arises from adverse business decisions or improper implementations of business decisions.
Addressing specific risk tolerances from a strategic focus aids in controlling this risk. The Board of Directors and management provide direction and guidance regarding merger and acquisition plans, marketing initiatives, initiation of diversity in product elements, technology changes, and other related strategic moves. Controlling this risk is necessary for the continuity of operations and protection of resources, depositors, customers, and shareholders. It also assists in maximizing the return on shareholder investment without sacrificing quality or reputation.
Information Technology Risk
Information Technology (IT) governance is the responsibility of the Board of Directors. The core elements of IT governance encompass value, risk, and controls. Management has appointed the Chief Information Officer the responsibility for overall management of Information Technology risk. IT risk focuses on information and information systems, especially the most critical and vital information assets. Without reliable and properly secured information systems, business operations could be severely disrupted. Likewise, the preservation and enhancement of the Company’s reputation is directly linked to the way in which both information and information systems are managed. Maintaining an adequate level of security is one of several important aspects of managing IT risk.
The Information Systems (IS) Steering Committee shall approve all significant projects throughout the Bank and additionally serves as an advisory group providing assistance and guidance to management regarding customer information security, information systems planning, systems management organization, systems performance, business continuity, information security, system related expenditures, vendor management, and related policies and procedures. The IS Steering Committee is chaired by the Chief Information Officer and meets on a monthly basis. Formal meeting minutes serve to document decisions and recommendations by the IS Steering Committee. Meeting minutes are reported to the Management Committee and the Board ERM Committee.
An annual Information Technology Audit, which is facilitated by the Internal Audit Department, is conducted via a co-sourcing agreement with a third-party auditor. The objective of the IT audit is to evaluate the effectiveness and efficiency of operations, test the reliability of data and IT controls, and ensure compliance with applicable laws, regulations, guidance, and industry best practices. The audit scope addresses IT Governance, IT Management, IT Operations, and IT Security.
Testing of the internal network environment and external network perimeter are included in the Results of the IT Audit and are reviewed with the IS Steering Committee and Management. For any exceptions identified, a responsible party is assigned, and action plans are developed to address corrective measures. The final results of the IT Audit are reviewed with the Board Audit Committee. The status of unresolved audit issues along with their priority ratings is reported to both Management and the Board Audit Committee at each meeting.
Financial Reporting Internal Controls. Sarbanes-Oxley introduced broad and challenging financial management and disclosure regulations. Non-compliance with Sarbanes-Oxley regulations has serious consequences. As an accelerated SEC filer, the requirements of section 404 of the Sarbanes-Oxley Act are applicable to the Company. Section 404 requires companies to maintain internal controls and procedures for financial reporting. Management conducts an on-going review of key financial controls over financial reporting that ensures the accuracy of financial statements and entity-level controls that ensure compliance with the Committee of Sponsoring Organizations (COSO) internal control framework requirements. The COSO framework consists of
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five components that actively impact one another: control environment; risk assessment; control activities; information and communication; and monitoring. These components often overlap and consistently evolve due to changes in the Company’s internal and external environment.
The review includes discussions with employees, process demonstrations, and detailed transaction testing to determine that controls are designed properly and operating effectively. The Company’s external auditor conducts its own Sarbanes-Oxley review independent of management’s review. Both management and the external auditor issue an opinion regarding both the design and operating effectiveness of the key controls over financial reporting. Results of both Sarbanes-Oxley reviews are reported to the Board of Directors.
Information Security. In conformance with Gramm-Leach-Bliley Act requirements regarding safeguarding and protecting customer information, an Information Security Risk Assessment is conducted at least annually by the Risk Department and reviewed with the Risk Committee, the Enterprise Risk Management (ERM) Committee, and the Board of Directors. A risk analysis is performed to evaluate current processes, identify information assets, and determine the adequacy of the safeguarding and protection of confidential customer information collected and maintained. For each information asset identified, the criticality of the asset, the threats to the defined asset, the likelihood of compromise of the asset, the business impact if an asset is compromised, and an overall risk rating for each asset are defined. The results of this assessment are reviewed with the Information Systems (IS) Steering Committee and the Risk Committee and reported at least annually to the Board ERM Committee.
Cybersecurity. The bank has a cybersecurity program that identifies risks; protects bank systems, assets and data; detects intrusions, breaches and unauthorized access; responds to potential events; and recovers from a cyber event by restoring normal operations and services in a timely manner.
Controls and processes for monitoring evolving threats and potential vulnerabilities are maintained and enhanced as needed in response to changes in the bank’s internal and external environment. The FFIEC’s Guidance on Cybersecurity and the NIST Framework for Improving Critical Infrastructure Cybersecurity are used as the basis for defining the bank’s initial control requirements.
In addition, a Cybersecurity Committee has been established to act on behalf of the Company’s Board of Directors in fulfilling the Board’s oversight responsibility with respect to the Company’s information technology use and protection, including but not limited to data governance, privacy, compliance, and cybersecurity. The committee consists of at least two directors and members of management as appointed by the Board of Directors. The Chair of the committee is a member of management and also appointed by the Board of Directors.
Vendor Management. The Board of Directors bears ultimate responsibility to ensure an effective vendor management program has been implemented for proper oversight of outsourced relationships. Management is charged with the responsibility to determine the necessary course of action to develop and maintain a comprehensive vendor management program. Management has appointed the Chief Information Officer to oversee management of the vendor management program. This individual reports directly to the Information Systems (IS) Steering Committee and management. The Vendor/BCP/Project Manager is the focal point for vendor management standards established by the IS Steering Committee and is responsible for implementation of procedures relating to vendor management. A vendor relationship subcommittee has been established to provide assistance and promote appropriate oversight of third-party vendors and service providers, especially technology service providers, who provide products, services, and support for other such activities. Current subcommittee members consist of the Chief Information Officer, the Vendor/BCP/Project Manager, the Chief Risk Officer, the Risk Manager, the Assistant Compliance & CRA Manager, the Vendor/BCP/Management IT, the Item Processing Supervisor, and a Staff Auditor.
The vendor management program is used to identify, measure, monitor, and control the risks associated with outsourcing arrangements. While focusing on information and operational risks, outsourced relationships are
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reviewed through structured assessments and addressed from an end-to-end perspective. The vendor management process reviews and evaluates the internal controls, maintenance and upkeep of an outsourced product or system, and the financial condition of third-party vendors or service providers prior to selection for a new product or service, or as a condition for continued support of products and services. Third party vendors and service provider relationships are ranked by risk (Critical, GLBA, Infrastructure, Professional, Moderate, Low, Government) and reviewed based on that rated risk as part of subcommittee’s ongoing efforts. Rankings are based on the residual risk of the relationship after analyzing the quantity of risk relative to the controls over those risks. Relationships with high-risk ratings receive more frequent and stringent monitoring for due diligence, performance (financial and/or operational), and independent control validation reviews.
Management and the Board of Directors use oversight and monitoring documentation when renegotiating contracts, as well as in developing contingency planning requirements. Third party vendors and service providers may be required to sign a formal confidentiality and non-disclosure agreement. Such an agreement binds these parties to the same standards and level of data confidentiality and controls as those adhered to by the Company. High-risk third-party vendors and service providers may be required to provide proof of bonding or insurance. The Chief Information Officer reports annually to the Board of Directors providing an update on the status of the vendor management program along with any significant changes or recommendations to the program.
Reputation Risk
Reputation risk exposure is present throughout the organization and is embedded in the reviews of each risk management category. The types and levels of risk must continually be evaluated in dealings with customers and the communities. Reputation risk refers to the risk to bank capital or earnings arising from negative public opinion. Reputation risk is inherent in all bank activities. It can affect the bank’s ability to establish new relationships or services, as well as its ability to continue servicing its existing relationships. An abundance of caution is needed in dealing with bank customers and the community to preserve the bank’s reputation.
The Board of Directors and management provide direction and guidance for addressing risks to the Company and the Bank’s reputation in the marketplace. Identification of areas of risk minimizes and controls reputation risk. A reputation risk policy offers corporate guidance in anticipating and responding to changes in the market. Controlling this risk is vital to the continuity of operations and protections of resources, depositors, customers, and shareholders. Maximizing the return on shareholder investment without sacrificing quality and reputation are drivers for proper identification and management of reputation risk. Being responsive to Bank customers, making prudent credit risk and interest risk decisions, strong internal controls, sound operations limiting fraud or materials losses, and maintaining strong confidentiality standards are sound practices to minimize reputation risk exposure.
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Audit Committee Report
The Audit Committee of the Board of Directors submits the following report on the performance of its responsibilities for the year 2025. The purposes and responsibilities of the committee are elaborated in the committee charter. The Board of Directors had determined that Lori A. Johnston, Chairman of the Audit Committee, was the “financial expert” as defined under the regulations promulgated under Sarbanes-Oxley. Ms. Johnston and all of the other members of the Audit Committee have been determined by the Board of Directors to be “independent” under the listing standards of the NASDAQ Marketplace Rules.
Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). This audit serves as a basis for the auditors’ opinion in the annual report to shareholders addressing whether the financial statements fairly present the Company’s financial position, results of operations and cash flows. The Audit Committee’s responsibility is to monitor and oversee these processes.
In reviewing the independence of the Company’s external auditors, the Committee received from Plante Moran, PLLC (“Plante Moran”) a letter required by the applicable requirements of the PCAOB regarding Plante Moran’s communications with the Committee concerning independence and has discussed with Plante Moran its independence.
In fulfilling its responsibilities relating to the Company’s internal controls, accounting and financial reporting policies and auditing practices, the Committee has reviewed and discussed with management and Plante Moran the Company’s audited financial statements for 2025. In this connection, the Committee has discussed with Plante Moran the matters required to be discussed by the applicable requirements of the PCAOB. Based on these reviews and discussions, the committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit Committee:
Lori A. Johnston, Chairman
Kevin G. Frey, Dr. Marcia S. Latta, David P. Vernon
Selection of Auditors/Principal Accounting Firm Fees
The firm of Plante Moran, independent registered public accountants, was retained by the Audit Committee on behalf of the Company as auditors of the Company and the Bank for the 2025 fiscal year. Plante Moran was engaged to provide independent audit services for the Company and the Bank and to provide certain non-audit services including advice on accounting, tax, and reporting matters. Plante Moran has again been engaged to provide such services for the 2026 fiscal year. The Board of Directors expects that a representative of Plante Moran will be present at the Annual Meeting will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Company has been advised by Plante Moran that no member of that firm has any financial interest, either direct or indirect, in the Company or its subsidiary, other than as a depositor, and it has no connections with the Company or its subsidiary in any capacity other than that of public accountants.
Plante Moran and its affiliates billed the aggregate fees shown below for audit, audit related matters, tax and other services rendered to the Company and its subsidiary for the year 2025. The prior public accountants, FORVIS Mazars and its affiliates, billed the aggregate fees shown below for audit, audit related matters, tax and other services rendered to the Company and its subsidiary for the year 2024. Audit fees include fees billed in connection with the audit of the Company’s annual financial statements, fees billed for the review of the unaudited financial statements contained in the Company’s periodic reports on Form 10-Q, as filed with the
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Securities and Exchange Commission and assistance in compliance with the internal control requirements mandated by Section 404 of Sarbanes-Oxley. Audit related fees may include consulting on other accounting matters. Tax consulting services included assistance regarding franchise tax and federal and state income tax planning.
Plante Moran and its affiliates contracted for the following amounts to the Company and its subsidiary during 2025 and FORVIS Mazars and its affiliates contracted for the following amounts to the Company and its subsidiary during 2024, respectively for audit, audit related fees, tax fees and all other fees:

	Plante Moran - 2025	FORVIS - 2024
Audit fees(1)	$ 427,750	$ 434,433
Audit Related fees(2)	$20,000	$25,900
Tax fees(3)	$13,296	$38,151
TOTAL	$461,046	$498,484

(1)	Includes fees for the audit of the consolidated financial statements and for review of interim financial information contained in the quarterly reports on Form 10-Q.
(2)
For 2024: Includes the aggregate fees billed in 2024 for professional services performed in connection with the Company’s audit services related to F&M’s 2023 401(k) Profit Sharing Plan audit. For 2025: Includes the audit services related to F&M’s 2024 401(k) Profit Sharing Plan audit.

(3)	Includes fees for tax compliance services, including preparation of federal and state income tax returns, preparation of property tax returns, and tax payment and planning services.
All the services noted above were approved by the Audit Committee in accordance with the requirements of the Audit Committee Charter.
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PROPOSAL TWO

Advisory Vote on Say-on-Pay
Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) adopted new Section 14A of the Securities Exchange Act of 1934. Pursuant to Section 14A(a)(1), companies that are subject to the federal proxy rules, like the Company, are required to provide shareholders a nonbinding advisory vote on the executive compensation programs of the Company. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive compensation programs. The Company conducted the last “Say-on-Pay” vote at the 2025 Annual Meeting of Shareholders. In accordance with the general preference of shareholders to have Say-on-Pay proposals every year, shareholders again have the opportunity to cast their advisory votes in consideration of the Company’s executive compensation program at this year’s Annual Meeting. The Board of Directors and Committee will evaluate the results of this year’s advisory vote to determine whether changes to such policies and practices may be necessary or appropriate to address shareholder concerns.
As discussed in “Compensation Discussion and Analysis” below the Compensation Committee has determined that the compensation structure for the Company’s executive officers is effective and appropriate and has determined that the Company’s executive compensation programs are reasonable and not excessive. Shareholders are encouraged to read the section of this Proxy Statement entitled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding Named Executive Officer compensation together with the accompanying narrative disclosure. The following resolution is presented for consideration at the annual meeting:
“Resolved, that the shareholders approve, on an advisory basis, the compensation programs of the Company as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure of the Proxy Statement for the 2026 Annual Meeting.”
Vote Required to Approve
The affirmative vote of a majority of the votes cast by the holder of the Company’s common stock at the Annual Meeting is required to approve Proposal Two. Shareholders may vote “FOR” or “AGAINST” this proposal or may indicate their intention to “ABSTAIN” from voting thereon. Proxies in the form solicited hereby which are properly executed and returned to the Company will be voted “FOR” approval of the proposal unless otherwise indicated by the shareholder. Abstentions from voting and broker non-votes, if any, on Proposal Two are not treated as votes cast and, therefore, will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE EXECUTIVE COMPENSATION PROGRAMS EMPLOYED BY THE COMPENSATION COMMITTEE, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT.

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PROPOSAL THREE

Advisory Vote on the Appointment of the Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of Plante Moran, PLLC to serve as the Company’s independent registered public accounting firm for the 2026 fiscal year. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors.
If the resolution approving Plante Moran, PLLC as the Company’s independent registered public accounting firm is rejected by the shareholders, the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Shareholders may vote “FOR” or “AGAINST” this proposal or may indicate their intention to “ABSTAIN” from voting thereon. Proxies in the form solicited hereby which are properly executed and returned to the Company will be voted “FOR” approval of the proposal unless otherwise indicated by the shareholder. Abstentions from voting and broker non-votes, if any, on Proposal Three are not treated as votes cast and, therefore, will have no effect on the outcome of the proposal.
Vote Required to Approve
The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Three.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE NON-BINDING ADVISORY PROPOSAL ON THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Compensation Discussion and Analysis
Introduction. The Compensation Committee administers our executive compensation program. The Committee, which is composed entirely of independent directors, is responsible for authorizing the compensation philosophy, evaluating President and Chief Executive Officer (CEO) performance, setting the CEO’s total rewards package based upon performance, market data and peer group information and making recommendations to the Board with respect to director compensation. The Committee provides oversight for executive succession, the Company’s annual and long-term stock incentive programs and will provide guidance regarding compensation, benefits plans, succession and other organizational matters involving employees other than the CEO.
The Compensation Committee operates under a charter adopted by the Board of Directors. Annually, the Compensation Committee reviews and approves the adequacy of its charter and recommends ratification by the full Board of Directors. The Compensation Committee meets at scheduled times during the year and also acts upon occasion by written consent. The Chair of the Compensation Committee reports on Committee activities and makes Committee recommendations at meetings of the Board of Directors.
Compensation Philosophy. Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. The Compensation Committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:
•	Support a pay-for-performance policy that rewards executive officers for corporate performance.
•	Motivate executive officers to achieve strategic business goals.
•	Provide competitive compensation opportunities critical to the Company’s long-term success.
The Committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to the Company and the Bank. In evaluating peer group companies, the base salary and incentive compensation paid to the chief executive officer of each of the following eighteen area/regional peer bank holding companies, as well as the respective ROA (Return on Assets) of each are taken into consideration. The Committee reviews this information at least once a year in conjunction with events in the industry and marketplace to determine if any changes or revisions are deemed necessary. For 2025 compensation considerations, the peer group companies consisted of eighteen publicly held bank holding companies: ChoiceOne Financial Services, Inc. (COFS), Civista Bancshares, Inc. (CIVB), Farmers National Banc Corp. (FMNB), Finward Bancorp (FNWD), First Financial Corporation (THFF), First Internet Bancorp (INBK), First Savings Financial Group, Inc. (FSFG), German American Bancorp, Inc. (GABC), Horizon Bancorp, Inc. (HBNC), Independent Bank Corporation (IBCP), Isabella Bank Corporation (ISBA), Lakeland Financial Corp. (LKFN), LCNB Corp. (LCNB), Macatawa Bank Corporation (MCBC), Mercantile Bank Corporation (WBWM), Middlefield Bank Corporation (MBCN), Richmond Mutual Bancorporation, Inc. (RMBI), and SB Financial Group, Inc. (SBFG). The peer group was revised for comparisons in setting 2026 compensation.
The financial performance of the selected peer group bank holding companies is also evaluated relative to the performance of peers located outside of the Midwest. This information is made available by the FDIC as part of its Uniform Bank Performance Report. The Company may periodically review and adjust the selected peer group companies in conjunction with a regular review of executive compensation pay and practices in connection with future compensation decisions.
In making its decisions regarding annual salary adjustments, the Committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal. These are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.
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The Committee administers the cash-based annual incentive compensation program and the Long-Term Stock Incentive Plan. Cash-based incentives and equity awards are at-risk compensation. Awards under these programs are recommended by the Committee to the Board of Directors when, in the judgment of Committee members, such awards are deemed to provide executive officers a reasonable reward for the achievement of the Company’s mid and long-term strategic objectives and are otherwise justified by the performance of executive officers in relation to the performance of the Company.
The accounting and tax treatment of particular forms of compensation do not materially affect the Committee’s compensation decisions. However, the Committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.
Components of Compensation. The elements of total compensation paid by the Company to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Discussion and Analysis (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:
•	Base salary;
•	Awards under our cash-based incentive compensation program;
•	Awards under our Long-Term Stock Incentive Plan;
•	Benefits under our Profit Sharing Plan; and
•	Benefits under our health and welfare benefits plans.
Base Salary. The base salaries of the Named Executive Officers are reviewed by the Committee annually as well as at the time of any promotion or significant change in job responsibilities. The Committee reviews peer group data to establish a market-competitive executive base salary program, in conjunction with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. Salary income for each Named Executive Officer for calendar year 2025 is reported in the “Salary” column 1 of the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.
In making its decisions regarding annual salary adjustments for 2025, the Compensation Committee reviewed quantitative and qualitative performance factors, peer compensation comparisons, market-based salary ranges, and overall performance of the Company to determine base salary adjustments.
Cash-Based Incentive Compensation Program. The Company has established a cash-based incentive compensation program. The cash incentive for executive officers under this plan is based on two criteria. The first is return on average assets (“ROA”) of the Bank.
If the ROA of the Bank equals the target ROA of 0.95%, executive officers receive the full cash incentive established. The targeted goal of ROA is based on reviewing the projected budget, the five- and ten-year history and average of the Bank along with peer, industry, and other information requested by the Compensation Committee. The calculated ROA is inclusive of the cost of the incentive and is net of any acquisition costs at the Bank level. The full cash incentive under this criterion is equivalent to 30% of base salary for the CEO and 20% of base salary for the remaining executive officers. If the ROA of the Bank is equal to 0.75%, seventy percent of the incentive is paid. If the ROA is between 0.75% and 0.95%, the incentive is paid on a prorated basis. Should the ROA exceed 0.95%, the incentive paid would be increased accordingly. Should the ROA be below .75%, no cash incentive is paid under the computation. Incentive compensation would then be paid under the same terms to all employees of the Bank. The percentage of base salary for this incentive is paid in the first quarter of the subsequent year. The target percentage along with budget and base may be adjusted for 2026.
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The second criterion used in determining the cash incentive to be paid to executive officers is earnings per share (“EPS”) of the Company. The target EPS goal is based on reviewing past performance and history and the projected EPS from the budget. The EPS final incentive target ranges were set as follows: a 5% incentive would be paid for an EPS of $2.12, a 10% incentive would be paid for an EPS of $2.22, and a 15% incentive would be paid for an EPS of $2.32. If the EPS is below $2.46, an incentive would not be paid for this criterion. An EPS between the stated targets or exceeding $2.32 would be adjusted accordingly. The percentage of base salary for the incentive is paid in the first quarter of the subsequent year. The target EPS and corresponding percentages may be adjusted for 2026.
The forecast ROA and EPS used for the 2025 incentives were set equivalent to the expected performance of normal operations.
In establishing dual incentives for the executive officers of the Bank, the objective of the Company is to limit the risk exposure to compensating for short term gains while still recognizing the importance of return to its shareholders each year. Thus, more emphasis is placed on rewarding for stable, long-term performance through the use of ROA criterion along with a higher percentage of pay at risk. The EPS criterion recognizes a yearly target and focuses on the importance of earning performance and its impact on maintaining a healthy profitable corporation from which to pay dividends to shareholders and to maintain and improve the value of their stock. Each year, the Committee sets goals for each incentive which it believes are attainable, but still require executives’ performance at a consistently high level to achieve target award levels. As such, the Company believes it has established an equitable and reasonable balance in the incentives for executive management. Given that the target ROA and EPS may be adjusted each year at the Board’s discretion, the Company feels it has established a plan that is beneficial to both its executives and shareholders by placing overall emphasis on corporate performance and return to shareholders.
Mr. Baker’s incentive goals included goals related to ROA, EPS, regional profitability, and leadership with each component of differing percentages at risk.
Further discussion of the Bank’s overall incentive plan may be found in the 2025 financial report and the Form 10-K.
Incentive Stock Compensation. The Bank uses the grant of stock awards under our Long-Term Stock Incentive Plan as the primary vehicle for providing long-term stock incentive compensation opportunities to its officers, including the Named Executive Officers. The grant of stock awards is intended to serve as an officer retention and recruitment tool and to reward performance, and as such requires a three-year cliff vesting period prior to issuance without restrictions. Officers’ and Named Executive Officers’ past and future services are considered for grants of stock awards. The Bank has not adopted any specific policy regarding the amount or timing of any stock-based compensation under the plan. The number of shares underlying the award granted to each Named Executive Officer in 2025 is set forth in the Grants of Plan Based Awards Table and the fair value dollar amount, determined on the grant date, for calendar years 2023, 2024 and 2025 with respect to each such award is set forth in the column titled Stock Awards of the Summary Compensation Table, each of which follows. Information concerning the number of stock awards held by each Named Executive Officer as of December 31, 2025 is set forth in the Outstanding Equity Awards at Fiscal Year-end Table corresponding with the year(s) included on the compensation table, which also follows.
Profit Sharing Plan. The Bank has established a 401(k) profit sharing plan that allows eligible employees to save at a minimum one percent of eligible compensation on a pre-tax or post-tax basis, subject to certain Internal Revenue Service limitations. The Bank will match 50% of employee 401(k) contributions up to six percent of total eligible compensation. In addition, the Bank may make a discretionary contribution from time to time as is deemed advisable. A participant is 100% vested in the participant’s deferral contributions. Employer matching contributions are funded each pay cycle and are immediately vested. Employer discretionary contributions are immediately vested. Employees are immediately eligible upon hire to
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contribute to the plan and receive matching contributions. In order to be eligible for discretionary contributions, employees must work 1,000 hours in the plan year and be employed on the last day of the year. The Company’s contribution to the plan made on behalf of the Named Executive Officers is included under the “All Other Compensation” column in the Summary Compensation Table.
Health and Welfare Benefits. The Company provides healthcare, life and disability insurance and other employee welfare benefits programs to its employees, including its executive officers. The Committee provides guidance for the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that the Company is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Except for our Executive Survivor Income Agreement, our employee benefits plans are provided on a non-discriminatory basis to all employees.
The Company has entered into Executive Survivor Income Agreements with some of the Named Executive Officers that provide certain death benefits to the executive’s beneficiaries upon his or her death. One agreement provides a pre-retirement and post-retirement death benefit payable to the beneficiaries of the executive in the event of the executive’s death. The Company had originally purchased life insurance policies on the lives of all participants covered by these agreements in amounts sufficient to provide the sums necessary to pay the beneficiaries. As the employees age and their pay changes, the Company is made whole on its investment before beneficiaries receive any proceeds. Therefore, over time, the death benefit payable to the beneficiary may be smaller than the previously anticipated value. Five former executives have been impacted and are likely to receive an amount lower than stated in the original agreement. The actual gross death benefit amounts payable under this plan are disclosed under Payments and Benefits in Connection with Termination or Change-in-Control. Later agreements with some of the Named Executive Officers provide a set benefit of $100,000 as a death benefit while actively employed with the Bank. A post retirement benefit is not included. The impact of these agreements are disclosed under Potential Payments Upon Death.
Consideration of Advisory Vote on Executive Compensation. The Company conducted an advisory vote on executive compensation at the 2025 Annual Meeting of Shareholders. Votes cast on that advisory proposal indicated a significant level of support in favor of the Company’s compensation policies and practices as disclosed in the proxy statement for the 2025 Annual Meeting. As a result of this strong shareholder support, the Board of Directors and the Committee did not believe that any significant changes to the Company’s compensation policies and practices were needed to address shareholder concerns. The Board of Directors and Committee elected to continue holding the advisory vote on executive compensation annually.
Shareholders again have an opportunity to express their opinion and cast their advisory votes in consideration of the Company’s executive compensation program at this year’s Annual Meeting. The Board of Directors and Committee will evaluate the results of this year’s advisory vote to determine whether changes to such policies and practices may be necessary or appropriate to address shareholder concerns.
2025 Executive Officer Compensation Program. For 2025, the Named Executive Officers in the Summary Compensation Table received salaries that were intended to maintain their compensation at a competitive level and acknowledge the competitive market conditions in which the Bank’s business continues to be conducted.
To aid in determining chief executive officer and chief financial officer compensation, the Company used compensation data from eighteen area/regional peer bank holding companies previously identified which are similar in size ($1 billion to $8 billion in assets), and geographic locations (in Ohio, Indiana, and Michigan) of which all are publicly held and performing similarly to the Company as one piece of information. National comparison was also reviewed, gathered by three surveys of banks between $1.5 billion to $6.5 billion and proxy data from 100 banks in the consultant’s bank pay database. Data is obtained from the proxy statements filed by those companies as of the previous year end through consultation with an independent executive compensation advisor. This provided a regional comparison in addition to compensation data obtained from other state or national peer comparisons.
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For 2025 executive officer compensation, the President and CEO of the Bank, the Human Resources Manager and the CFO, participated in the presentation portion of the Committee meeting at which compensation information was presented and reviewed. The Committee then met in executive session and made its own determinations regarding compensation for the President and CEO and all other executive officers. Adjustments in 2025 base salary were based upon each Named Executive Officer’s annual performance review, an annual review of peer compensation, and the overall performance of the Company. These adjustments are consistent with the Company’s salary budget which is approved by the Compensation Committee and becomes part of the overall budget approved annually by the Board of Directors.
As part of its compensation program the Company has entered into agreements with some of the Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See the section captioned “Post-Employment Compensation/Change in Control Agreements” that follows for a more detailed description of these events. The Company believes that this structure will help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.
Risk Management and Compensation. The compensation policies and practices of the Company are not believed to create risks that are reasonably likely to have a material adverse effect on operations or financial results. The compensation policies and practices of the Company are not designed to provide enormous bonuses and do not encourage employees to take undue amounts of risk. The incentives provided to employees are designed to encourage sound performance over time rather than the pursuit of immediate high-risk profits. The policies and practices of the Company include controls that mitigate the potential impact of compensation policies that might otherwise create unacceptable levels of risk.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information. Our equity awards are generally granted on fixed dates determined in advance. The Compensation Committee’s general practice is to complete its annual executive compensation review and determine target compensation for our executives, which coincides with the Company’s regularly scheduled Board meetings, then such equity awards are granted. Annual equity awards are typically granted to our executives in March of each fiscal year. On limited occasions, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention, or other purposes. Our Compensation Committee approves all equity award grants on or before the grant date and does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, the Compensation Committee does not time the release of material nonpublic information based on equity award grant dates.
Compensation Recoupment (Clawback) Policy. The Board has adopted the Company’s Policy for Recoupment of Incentive Compensation (“Clawback Policy”), which is designed to comply with Section 10D-1 of the Exchange Act and the applicable listing standards of Nasdaq. The Clawback Policy requires the Company to recoup erroneously awarded incentive-based compensation received by each current or former executive officer of the Company, as determined by the Board in accordance with the definition in Section 10D of the Exchange Act, and such other senior executives/employees who may from time to time be deemed subject to the Policy by the Board, in the event the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the securities laws. The Clawback Policy generally applies to all cash-based or equity-based incentive compensation, bonus and/or awards received by a covered officer that is or was based, wholly or in part, upon the attainment of any financial reporting measure during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement.
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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Compensation ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Lars B. Eller President and Chief Executive Officer (PEO)(4)	2025	519,841	283,573	109,148	0	56,773	969,335
	2024	504,700	225,197	129,440	0	50,821	910,158
	2023	490,000	52,920	124,320	0	34,635	701,875

Barbara J. Britenriker Executive Vice President (PFO)	2025	294,356	127,162	61,346	0	37,916	520,780
	2024	281,664	96,301	64,901	0	38,917	481,783
	2023	260,183	18,734	54,390	0	28,600	361,907

David R. Gerken Executive Vice President	2025	260,096	112,362	54,150	0	21,328	447,936
	2024	248,846	85,081	45,349	0	20,712	399,988

Eric D. Faust Executive Vice President	2025	267,923	94,717	44,178	0	27,418	434,236
	2024	252,115	52,541	32,643	0	26,500	363,799

Andrew S. Baker Senior Vice President	2025	259,680	162,890	43,253	0	21,413	487,236

Summary Compensation Table Footnotes:
(1)
Reflects payments made pursuant to the Company’s cash-based incentive compensation program discussed more thoroughly under the section of this Proxy Statement captioned “Compensation Discussion and Analysis”.

(2)
Reflects the dollar amount at the market value on the grant date of each year in which restricted stock awards were granted under the Long-Term Stock Incentive Plan, as discussed more thoroughly under the section of this Proxy Statement captioned “Compensation Discussion and Analysis”. Each award vests three years following the date of grant.

(3)
Includes contributions by the Company to the Company’s defined contribution Health Savings Account (HSA), profit sharing, 401(k) plan, and certain life insurance premiums paid by the Company for the benefit of the Named Executive Officer, and with respect to Mr. Eller and Mr. Faust, amounts paid pursuant to a monthly automobile allowance, as follows:

Name	HSA and Retirement Contributions ($)	Life Insurance Premiums ($)	Automobile Allowance ($)	Total ($)
Lars B. Eller	34,323	5,399	12,000	51,722
Barbara J. Britenriker	33,642	4,274	0	37,916
David R. Gerken	20,027	1,301	0	21,328
Eric D. Faust	19,692	526	7,200	27,418
Andrew S. Baker	20,115	1,298	0	21,413

(4)	Mr. Eller’s director fees are included in his base pay, and he received a stock award equivalent to $15,007 in 2024 and $17,496 in 2025.
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Narrative Explanation to the Summary Compensation table
Named Executive Officers participate in an annual cash-based incentive compensation program that provides for awards tied to the profit performance of the Company during the fiscal year. The amounts set forth in the “Non-Equity Incentive Compensation” column represent the awards made under the terms of the Plan for 2025 which were paid to the respective Named Executive Officer during the first quarter of 2026. Two of the Named Executive Officers received incentive compensation on the same basis as the CFO, with one being prorated between two plans during the year. One of the named executives received incentive compensation based on two additional areas of leadership and regional profitability due to an additional role as a Regional President. The awards under the plan in 2024 and 2025 were also paid out to officers in the first quarter of the following year. Refer to the compensation discussion and analysis for a complete explanation of the Plan.
•
Based on 2025 results, an adjusted ROA of 1.04% at the Bank level is over the target ROA of 0.95% which is equivalent to a 113.50% payout of the incentive. Based on a 113.50% payout, 34.05% of base salary was paid to the CEO and 22.7% of base salary was paid to three of the remaining executive officers with an executive title (one of which was prorated). The percentage of base salary for this 2025 incentive was paid in the first quarter 2026.

•
A second component of the incentive pay for the titled executive officers was for EPS. For 2025, a prorated payout of 120.50% of total goal which is equivalent of 20.50% of base salary paid to all four titled executive officers (one of which was prorated for the year) based on an EPS of $2.43. The percentage of base salary for this 2025 incentive was paid in the first quarter 2026.

•
The Senior Vice President’s incentive goals included lower percentages based on ROA and EPS with the higher percentage based on regional profitability goals and leadership. 50% was eligible to be funded at 100% with 35% tied to the non-executive goals. Overall, the cash incentive paid was 62.73% of base salary. The percentage of base salary for this 2025incentive was paid in the first quarter 2026.

The stock awards reported in the Summary Compensation Table represent the dollar amount valued as of the grant date of restricted stock awards to Named Executive Officers. The vesting of awards of restricted stock made to date under the terms of the Long-Term Stock Incentive Plan occurs three years following the grant, unless otherwise specified.
Effective September 1, 2024, Mr. Eller entered into a new employment agreement (the “2024 Employment Agreement”) with Farmers & Merchants Bancorp, Inc. and The Farmers & Merchants State Bank, the wholly-owned subsidiary of Farmers & Merchants Bancorp, Inc. Mr. Eller’s 2024 Employment Agreement is for an additional three-year term ending on August 31, 2027, whereby his services will continue in the capacity of President and Chief Executive Officer of the Bank and the Company. Pursuant to the terms of the Employment Agreement, Mr. Eller would receive annual base pay of $504,686, subject to upward adjustment, and would be entitled to participate in the Bank’s employee benefit plans and programs generally available to similarly situated employees. The 2024 Employment Agreement also provided for Mr. Eller’s participation in the Bank’s Annual Cash Incentive Plan and 401(k) Plan, and receipt of grants of restricted common shares of the Company equal to 25% of base pay. Additionally, Mr. Eller will receive grants of unrestricted common shares of the Company as compensation in amounts equal to that provided for non-employee Directors with such grant equal to $15,000 in value of the common shares of the Company in 2024. The Agreement also provided four weeks of vacation in the first year of the agreement (September 1, 2024 - August 31, 2025) and five weeks for each of the remaining two years of the agreement, a monthly automobile allowance, reimbursement for appropriate business expenses, and an obligation on the part of the Company to maintain a term life insurance policy for the benefit of Mr. Eller in the amount of $600,000 to be in addition to any other life insurance provided pursuant to other employee benefit plans. Under the terms of the 2024 Employment Agreement, Mr. Eller is subject to covenants not to compete and not to solicit during the term of the Agreement and for one year after termination of his employment with the Bank. During the term of the 2024 Employment Agreement, the restrictions apply without geographic limit. After termination of Mr. Eller’s employment with the Bank, the covenants not to compete and not to solicit would apply to counties where the Bank has offices and contiguous counties. The 2024 Employment Agreement also contains provisions governing payouts to Mr. Eller in connection with certain terminations from employment, which are discussed under the section of this Proxy Statement captioned “Post-Employment Compensation/Changes in Control Agreements.”
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2025 Grants of Plan-Based Awards

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Lars B. Eller, President and CEO (PEO)	3/1/2025	4,247	$109,148
Barbara J. Britenriker Executive Vice President (PFO)	3/1/2025	2,387	$61,346
David R. Gerken Executive Vice President	3/1/2025	2,107	$54,150
Eric D. Faust Executive Vice President	3/1/2025	1,719	$44,178
Andrew S. Baker Senior Vice President	3/1/2025	1,683	$43,253

Narrative Explanation to the Grants of Plan-Based Awards table
The above amounts represent information regarding restricted stock awards made to each of the respective Named Executive Officers during 2025 under the terms of the Company’s Long-Term Incentive Plan. The awards vest in full after three years of service from the date of grant to the respective officer. The vesting of the awards is accelerated in the event of the death or disability of the officer or upon a change in control.
Outstanding Equity Awards at 2025 Fiscal Year-End Table

Name and Principal Position	Number of Shares or Units of Stock that have not Vested(1) (#)	Market Value of Shares or Units of Stock that have not Vested(2) ($)
Lars B. Eller, President and CEO (PEO)	14,712	363,681
Barbara J. Britenriker, Executive Vice President (PFO)	6,957	171,977
David R. Gerken, Executive Vice President	5,652	139,717
Eric D. Faust, Executive Vice President	4,735	117,049
Andrew S. Baker, Senior Vice President	5,899	145,823

Number of Shares Vesting Dates

Name	Number of Shares Vesting on 3/01/26	Number of Shares Vesting on 3/01/27	Number of Shares Vesting on 3/01/28
Lars B. Eller President and CEO (PEO)	4,800	5,665	4,247
Barbara J. Britenriker Executive Vice President (PFO)	2,100	2,470	2,387
David R. Gerken Executive Vice President		2,245	2,107
Eric D. Faust Executive Vice President		1,616	1,719
Andrew S. Baker Senior Vice President			1,683

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2025 Vesting of Stock Awards Granted 8/23/2022 under the Long-Term Stock Incentive Plan

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Lars B. Eller(3)	4,000	107,000
Barbara J. Britenriker(3)	2,000	53,500
David R. Gerken(3)	1,200	32,100

(1)	Vesting dates for reported stock awards under the Long-Term Stock Incentive Plan are reflected in the Number of Shares Vesting Dates table above.
(2)	Market value based on market price on December 31, 2025, of $24.72.
(3)	The value realized on vesting is based on the market value of Company shares on the vesting date of 8/23/2025 of $26.75.
Post-Employment Compensation/Change in Control Agreements
The tables below provide a summary of payments to the named executive officers under the Company’s compensation arrangements and plans in connection with certain terminations from employment, assuming that the triggering events giving rise to termination occurred on December 31, 2025.
The Company has entered into Change in Control Severance Compensation Agreements with its Named Executive Officers, Ms. Britenriker, Mr. Faust and Mr. Gerken. These agreements provide for payment of an amount equal to one year’s compensation of the executive for Mr. Faust and Mr. Gerken or two years’ compensation for Ms. Britenriker, in the event the executive’s employment is terminated in connection with a “Change in Control” as defined in the Agreements. Mr. Eller’s Change in Control severance compensation terms were included in his 2024 Employment Agreement which is outlined below. No payments will be made in such event if the executive is terminated “for cause.”
If a change in control had occurred as of December 31, 2025, this would have resulted in payments to the executives as shown on the following table. In addition to the compensation payment for Ms. Britenriker, Mr. Faust, and Mr. Gerken, the Agreements provide for the continuation of health insurance and other benefits for the remainder of the “Benefit Period,” as defined in the Agreements, which amounts are also included in the table. Under the terms of the restricted stock awards, all granted shares would be accelerated to 100% vested and given to the officers. The values of these shares are shown using the market value as of December 31, 2025, at $24.72.
The 2024 Employment Agreement with Mr. Eller provides for termination upon the expiration of the designated term provided therein, death, by the Bank for “cause” (as defined in the Employment Agreement), disability, voluntary termination by Mr. Eller, or in connection with a “change in control” (as defined in the Employment Agreement). Under the terms of the 2024 Employment Agreement, in the event of an involuntary termination following a change in control, Mr. Eller would generally be entitled to receive an amount equal to two times the sum of his then annual base pay and the average amount paid as a cash bonus and other incentive compensation for the three-year period ending with the date of the Change In Control. In addition, he would be entitled to continuing coverage under the Bank’s health, disability, dental and life insurance at the same levels provided him prior to the change in control, for a period of 12 months after the change in control. Any payments to be made would be subject to reduction if required to avoid an excise tax under Internal Revenue Code Sections 280G or 4999 or if required by bank regulatory agencies and applicable regulations.
Also included in the tables are amounts that would be payable to the executive or their estate upon the death of the executive pursuant to individual executive survivor income agreements (“ESIA”). See the section of the Compensation Discussion and Analysis captioned “Components of Compensation - Health and Welfare Benefits” for additional information regarding the ESIA. In addition, all unvested stock awards would also immediately vest upon the death or permanent disability of an executive officer.
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Potential Payments upon
Death

Name of Executive	Payments upon Death under Executive Life Insurance Arrangements	Payments upon Death under Group Term Insurance Policy	Acceleration of Stock Awards	Total
Lars B. Eller	$ 100,000	$ 1,200,000	$ 363,681	$ 1,663,681
Barbara J. Britenriker	$400,000	$594,000	$171,977	$1,165,977
David R. Gerken	$100,000	$525,000	$139,717	$764,717
Eric D. Faust	$—	$542,000	$117,049	$659,049
Andrew S. Baker	$100,000	$524,160	$145,823	$769,983

Potential Payments upon Termination
of Employment and/or Change in Control

Name of Executive	Change in Control Severance Payments	Continuation of Health and Welfare Benefits	Acceleration of Stock Awards	Total
Lars B. Eller(1)	$ 1,226,912	$ 8,044	$ 363,681	$ 1,598,637
Barbara J. Britenriker(1)	$669,444	$37,116	$171,977	$878,537
David R. Gerken(2)	$331,190	$9,345	$139,717	$480,252
Eric D. Faust(2)	$322,769	$14,550	$117,049	$454,368

(1)	Change in Control is 2x salary
(2)	Other EVPs are 1x salary + 3 year average bonus
Potential Payments upon
Permanent Disability

Name of Executive	Payments under Group Long-Term Disability Insurance Policy (Annual Benefit)	Continuation of Health and Welfare Benefits	Acceleration of Stock Awards	Total
Lars B. Eller	$ 233,340	$ 8,044	$ 363,681	$ 605,065
Barbara J. Britenriker	$144,000	$37,116	$171,977	$353,093
David R. Gerken	$144,000	$9,345	$139,717	$293,062
Eric D. Faust	$144,000	$14,550	$117,049	$275,599

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CEO Pay Ratio Disclosure
Introduction. The Securities and Exchange Commission adopted a rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the president and chief executive officer (“CEO”). The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees.
The Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2025 to that of all other Company employees for the same period.
Identification of Median Employee. The Median Employee was identified by examining the Company’s payroll records for all individuals, excluding the Company’s CEO and the CEO of the Company’s subsidiary, The Farmers & Merchants State Bank, who were actively employed by the Company on December 31, 2025 (whether employed on a full-time, part-time, or seasonal basis). As of this date, the Company employed 467 individuals. For such employees, no assumptions, adjustments, or estimates with respect to total cash compensation were made. Wages and salaries were not annualized for those employees that were not employed for the full year of 2025.
Pay Elements. The Company’s contributions to the 401(k) profit sharing plan and the medical benefits provided are included as all employees including the CEO are offered the exact same benefits and the Company utilizes the Internal Revenue Service provisions for 401(k) discrimination testing. Additionally, the Group Term Life Insurance and Accidental Death and Dismemberment benefits were included as these benefits cover all employees though the benefit would differ based on age and base salary.
The Median Employee identified is not an Officer of the Company and thus is not eligible for all compensation elements available to Officers. As a Director of the Company, Mr. Eller’s director fees are included in annual base salary.
Pay elements included in the annual total compensation calculation for each employee include:
•	Base salary received in fiscal year 2025 (including paid time off plans)
•	Annual incentive payment based on Company performance in fiscal year 2025
•	Retirement contributions to the 401(k) profit sharing plan
•	Medical benefits
•	Group Term Life Insurance premiums
Based on the above methodology for determining annual total compensation for comparison purposes, the annualized total compensation for fiscal year 2025 for the CEO of the Company’s subsidiary, The Farmers & Merchants State Bank was $962,122 (which also included a monthly Car Allowance) and for the Median Employee was $58,738. The resulting ratio of the CEO’s pay for the Company’s subsidiary, The Farmers & Merchants State Bank, to the pay of the Median Employee for fiscal year 2025 is 16.38 to 1.00.
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Pay vs. Performance

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income ($)(5) (000’s)	Return on Average Assets(6)
					Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(4)
2025	$969,335	$913,080	$350,738	$331,843	$126	$146	$33,309	0.99%
2024	$910,158	$1,004,203	$394,005	$415,696	$142	$137	$25,938	0.78%
2023	$701,875	$666,819	$337,707	$322,661	$118	$116	$22,787	0.71%
2022	$753,619	$708,932	$380,612	$361,563	$125	$120	$32,515	1.17%
2021	$717,791	$811,841	$372,176	$413,630	$146	$143	$23,495	1.05%

(1)	Lars B. Eller was the Registrant’s PEO for each of the 2025, 2024, 2023, 2022 and 2021 fiscal years.
(2)
For the 2021, 2022 and 2023 fiscal years, the Registrant’s Non-PEO NEOs were: Barbara J. Britenriker; Rex D. Rice; and Benet S. Rupp. For the 2024 fiscal year, the Registrant’s Non-PEO NEOs were: Barbara J. Britenriker; David R. Gerken, Eric D. Faust and Shalini Singhal. Rex D. Rice and Benet S. Rupp both retired during 2024. For the 2025 fiscal year, the Registrants Non-PEO NEOs were: Barbara J. Britenriker, David R. Gerken, Eric D. Faust and Andrew S. Baker. Andrew S. Baker replaced Shalini Singhal based on additional responsibility as Chief Strategy Officer and compensation level.

(3)	The amounts disclosed reflect the amounts listed in the Compensation Actually Paid Adjustments Table presented below.
(4)
Computed based upon a hypothetical investment of $100 in common stock on December 31, 2020 with dividends paid reinvested and compared to the Company’s Peer Group Total Shareholder Return which is the Nasdaq Bank Index.

(5)	As reported on Registrant’s Consolidated Statements of Income for the applicable reporting year, as provided under Part II Item 8 of Registrant’s Annual Report on Form 10-K.
(6)
Reflects the Company’s return on average assets (ROAA), which in the Company’s assessment represents the most important financial performance measure (not otherwise required to be disclosed in the table) used to link compensation actually paid NEOs. ROAA is a common performance metric used in the banking industry to show how efficiently a company uses its assets to generate profits and represents the ratio resulting from dividing the Company’s net income by its average total assets for the period.

	2025		2024		2023		2022		2021
Adjustment	PEO ($)	Non-PEO NEOs ($)	PEO ($)	Non-PEO NEOs ($)	PEO ($)	Non-PEO NEOs ($)	PEO ($)	Non-PEO NEOs ($)	PEO ($)	Non-PEO NEOs ($)
Less Grant date value of equity awards	(109,148)	(50,732)	(129,440)	(39,648)	(124,320)	(50,937)	(122,560)	(48,003)	(68,100)	(30,267)
Year-end fair value of current year award	103,075	47,909	166,834	39,610	119,040	48,782	108,720	42,582	98,490	43,762
Year-over-year change in fair value of unvested awards	(54,209)	(17,156)	40,920	16,432	(16,660)	(6,902)	(33,900)	(14,974)	58,980	26,053
Change in value of awards vesting during the current year	(10,800)	(4,230)	2,250	1,000	(23,910)	(10,494)	(4,290)	(1,907)		(800)
Dividends paid on unvested awards	14,827	5,314	13,481	4,297	10,794	4,505	7,343	3,253	4,680	2,706
Total adjustments	(56,255)	(18,895)	94,045	21,691	(35,056)	(15,046)	(44,687)	(19,049)	94,050	41,454

44

Comparison of Compensation Actually Paid (CAP) to Cumulative Total Shareholder Return (TSR)
(Value of Initial $100 Investment)

	2025 ($)	2024 ($)	Percentage change 2025-2024 (%)	2023 ($)	Percentage change 2024-2023 (%)	2022 ($)	Percentage change 2023-2022 (%)	2021 ($)	Percentage change 2022-2021 (%)
F&M TSR	126	142	(11.72)	118	20.37	125	(5.33)	146	(14.43)
CAP to PEO (in thousands)	913	1,004	(9.06)	667	50.52	709	(5.92)	812	(12.68)
Average CAP to Other NEOs (in thousands)	332	416	(20.19)	323	28.79	381	(15.22)	372	2.42

The PEO compensation actually paid increased/(decreased) (9.06%), 50.52%, (5.92%), and (12.68%) for the years 2025, 2024, 2023, and 2022, respectively, as compared to the increases/(decreases) in the TSR of the Company of (11.72%), 20.37%, (5.33%), and (14.43%) for the same periods.
The Other NEOs compensation actually paid increased/(decreased) (20.19%), 28.79%, (15.22%), and 2.42% for the years 2025, 2024, 2023, and 2022, respectively, as compared to the increases/(decreases) in the TSR of the Company of (11.72%), 20.37%, (5.33%), and (14.43%) for the same periods.
Comparison of Compensation Actually Paid (CAP) to Net Income

	2025 ($)	2024 ($)	Percentage change 2025-2024 (%)	2023 ($)	Percentage change 2024-2023 (%)	2022 ($)	Percentage change 2023-2022 (%)	2021 ($)	Percentage change 2022-2021 (%)
CAP to PEO (in thousands)	913	1,004	(9.06)	667	50.52	709	(5.92)	812	(12.68)
Average CAP to Other NEOs (in thousands)	332	416	(20.19)	323	28.79	381	(15.22)	372	2.42
Net Income (in millions)	33	26	28.57	23	13.60	33	(29.85)	23	38.89

The PEO compensation actually paid increased/(decreased) (9.06%), 50.52%, (5.92%), and (12.68%) for the years 2025, 2024, 2023, and 2022, respectively, as compared to the increases/(decreases) in the net income of the Company of 28.57%, 13.60%, (29.85%), and 38.89% for the same periods.
The Other NEOs compensation actually paid increased/(decreased) (20.19%), 28.79%, (15.22%), and 2.42% for the years 2025, 2024, 2023, and 2022, respectively, as compared to the increases/(decreases) in the net income of the Company of 28.57%, 13.60%, (29.85%), and 38.89% for the same periods.
45

Comparison of Compensation Actually Paid (CAP) to Return on Average Assets

	2025	2024	Percentage change 2025-2024 (%)	2023	Percentage change 2024-2023 (%)	2022	Percentage change 2023-2022 (%)	2021	Percentage change 2022-2021 (%)
CAP to PEO (in thousands)	$913	$1,004	(9.06)	$667	50.52	$709	(5.92)	$812	(12.68)
Average CAP to Other NEOs (in thousands)	$332	$416	(20.19)	$323	28.79	$381	(15.22)	$372	2.42
Return on Average Assets	0.99%	0.78%	27.00	0.71%	10.00	1.17%	(40.00)	1.05%	12.00

The PEO compensation actually paid increased/(decreased) (9.06%), 50.52%, (5.92%), and (12.68%) for the years 2025, 2024, 2023, and 2022, respectively, as compared to the increases/(decreases) in the return on average assets of the Company of 27%, 10.0%, (40%), and 12% for the same periods.
The Other NEOs compensation actually paid increased/(decreased) (20.19%), 28.79%, (15.22%), and 2.42% for the years 2025, 2024, 2023, and 2022, respectively, as compared to the increases/(decreases) in the return on average assets of the Company of 27%, 10.0%, (40%), and 12% for the same periods.
Tabular List of Most Important Performance Measures
The following table presents the financial performance measures that the Company considers to be the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked.

As discussed in the Compensation Discussion and Analysis, for the annual cash bonus purposes, the metrics used are the Return on Average Assets and the Earnings per share as compared to target numbers for the year. The other metrics in the table are considered in overall performance.

Net Income
Net Interest Margin
Return on Average Assets
Return on Average Equity
Efficiency Ratio
Earnings per Share

46

Director Compensation Discussion
The Compensation Committee reviews the level of compensation of its directors on an annual basis. To determine the appropriateness of the current level of compensation for directors, the Committee has historically obtained data from a number of different sources including publicly available data describing director compensation in peer companies and survey data collected by members of the Compensation Committee.
At the Committee’s request, the President and Chief Executive Officer initiated compilation of an analysis of director fees and the number of directors from an independent compensation advisor. For 2025 director compensation considerations, two groups of peer bank holding companies were used for director pay comparisons. The eighteen publicly held area/regional peer bank holding companies identified in the Compensation Discussion and Analysis were used for comparison of director compensation. Additionally, the following twenty-one high performing nationwide peer bank holding companies were also used for comparison of director compensation: Bank First Corporation (BFC), Bridgewater Bancshares, Inc. (BWB), Capital Bancorp Inc. (CBNK), Citizens Financial Services, Inc. (CZFS), Coastal Financial Corporation (CCB), Farmers & Merchants Bancorp (FMCB), Farmers National Banc Corp (FMNB). FS Bancorp, Inc. (FSBW), Greene County Bancorp, Inc. (GCBC), Independent Bank Corporation (IBCP), MainStreet Bancshares, Inc. (MNSB), Mercantile Bank Corporation (MBWM), MVB Financial Corporation (MVBF), Northeast Bank (NBN), OP Bancorp (OPBK), Orange County Bancorp, Inc. (OBT), Parke Bancorp, Inc. (PKBK), River Financial Corporation (RVRF), Southern Missouri Bancorp, Inc. (SMBC), Unity Bancorp, Inc. (UNTY), and West Bancorporation, Inc. (WTBA). The Committee has determined a review of information from an independent compensation advisor should be conducted every other year in conjunction with publicly available information and events in the industry and marketplace to determine if any changes or revisions are deemed necessary.
Cash compensation is paid to directors in the form of annual retainer fees. The director fee structure effective January 1, 2025, was as follows:
•	Board Chairman Cash Retainer of $75,000 per year;
•	Board Committee Chair Cash Retainer of $55,000 per year;
•	Board Audit Committee Chair Cash Retainer of $57,500 per year;
•	Board Non-Committee Chair Cash Retainer of $50,000 per year; and
•
In addition to a cash retainer, each Director was awarded the number of shares equivalent to $17,500 from the Long-Term Stock Incentive Plan adopted by the Company in 2025. Shares were awarded immediately preceding the first Thursday in June 2025. Proration of shares provided for service is based on a 365-day calendar year depending on the date a director’s service begins or ends due to retirement.

The same director fee structure was maintained for 2026, effective January 1, 2026.
Regardless of how Directors participate in a meeting (in person, virtually, or by teleconference call), full compensation will be provided. Additionally, reimbursement for out-of-pocket travel expenses will be provided for those Directors residing outside a 60-mile radius of the Corporate Office of the Company located in Archbold, Ohio. The table regarding Director Fees Earned or Paid in Cash reflects the fee structure in effect during 2025.
47

2025 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards
Ahmed Alomari	$ 25,000(1)	$ 7,436
Ian D. Boyce	$50,000	$17,496
Andrew Briggs	$62,500(2)	$17,496
Lars B. Eller	$0(3)	$17,496
Kevin G. Frey	$50,000	$17,496
Lori A. Johnston	$57,500	$17,496
Marcia S. Latta	$55,000	$17,496
Steven J. Planson	$50,000	$17,496
Kevin J. Sauder	$65,000(4)	$17,496
Frank R. Simon	$55,000	$17,496
David P. Vernon	$50,000	$17,496

(1)	Mr. Alomari was nominated to the Board of Directors of the Company and the Bank on June 24, 2025.
(2)
Mr. Briggs retired as First Senior Vice President of Business Development for the Bank effective December 2022. Mr. Briggs continued in the role of Director of the Company and the Bank. On April 30, 2024, Mr. Briggs was elected Chairman of the Board of Directors of the Company and the Bank. On June 26, 2025, Mr. Briggs stepped down as Chairman of the Board of Directors in accordance with his 2026 retirement plan.

(3)
Pursuant to the terms of his Employment Agreement, Mr. Eller is not separately compensated for attendance at Board or Committee meetings, and director fees are deemed to be included in his base salary.

(4)	Mr. Sauder was elected Chairman of the Board of Directors of the Company and the Bank on July 18, 2025.
Director compensation is intended to retain and help attract appropriate individuals to serve. In consideration of the Company’s listing on the NASDAQ Capital Market Exchange and based on a Director’s increased responsibility and accountability, the committee feels director compensation should be fair and equitable in comparison to peers. Considering the current regulatory focus on the banking industry, increased shareholder and public scrutiny, and the economic times, performance expectations such as wise counsel, strong leadership, and board member involvement through regular board meeting attendance and committee meeting attendance are extremely important and should be appropriately compensated. In recognition of the value and benefits diversity brings to the Board of Directors, consideration has been given to ensure director compensation is suitable and appropriate to attract qualified individuals who further enhance the Board diversity composition through race, gender, and ethnicity, as well as diverse skills, experience, background, and perspectives.
Compensation Committee Report on Executive Compensation
The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of executive officers. The Compensation Committee sets performance goals and objectives for the President and Chief Executive Officer and evaluates performance with respect to those goals and objective, and sets compensation based upon the evaluation of performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the President and Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and recommended to the full board for ratification.
The Compensation Committee has reviewed and discussed the disclosures contained in the section of this Proxy Statement captioned – “Compensation Discussion and Analysis” (the “CD&A”) with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the 2025 Annual Meeting of Shareholders.
Respectfully submitted by the Compensation Committee of the Board of Directors:
Kevin J. Sauder, Chairman
Dr. Marcia S. Latta, David P. Vernon
48

Related Party Transactions
Director Independence
The Corporate Governance and Nominating Committee of the Board of Directors of the Company undertakes a review of director independence annually and reports on its findings to the full Board in connection with its recommendation of nominees for election to the Board of Directors. Based upon this review, the Board of Directors has determined that all directors have met the independence standards of the NASDAQ Marketplace Rules, with the exception of Mr. Eller, the current President and Chief Executive Officer of the Company and the Bank, and Mr. Briggs, the former First Senior Vice President of Business Development/Indiana of the Bank.
Transactions with Related Parties
Certain directors, nominees, and executive officers or their associates were customers of and had transactions with the Company or its subsidiary during 2025. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Except as discussed above, no director, executive officer or beneficial owner of more than five percent of the Company’s outstanding voting securities (or any member of their immediate families) had any direct or indirect material interest in any transaction (other than loan transactions in the ordinary course as described) with the Company during 2025 or proposes to engage in any transaction with the Company.
Review, Approval or Ratification of Transactions with Related Persons
The Company’s Code of Ethics and Business Conduct requires that all related party transactions be pre-approved by the Company’s Audit Committee. Exemptions from that pre-approval requirement are routine banking transactions, including deposit and loan transactions, between our subsidiary and any related party that are made in compliance with, and subject to the approvals required by, all federal and state banking regulations. In making a determination to approve a related party transaction the Audit Committee will take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable to the Company than those generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the proposed transaction.
Compensation Committee Interlocks and Insider Participation
In 2025 the Compensation Committee members were Chairman Kevin J. Sauder, Dr. Marcia S. Latta, and David P. Vernon. No member of the Board’s Compensation Committee is, or has been, an officer or employee of the Company, or has had any relationship with the Company or the Bank requiring disclosure under Item 404 of Regulation S-K under the Securities and Exchange Act of 1934. In addition, no executive officer of the Company or the Bank serves or has served as a member of the Compensation Committee or Board of Directors of any other company (other than the Bank) which employs any member of the Company’s Board of Directors.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on review of the copies of such forms filed electronically with the Commission, or written representations from certain reporting persons, the Company believes that during 2025 all Section 16(a) filing requirements applicable to its officers and directors were met, with the exception of one inadvertent late filing each for Lars B. Eller, David R. Gerken, and Shalini Singhal. The Company believes that all delinquent reports on Form 4 have been filed with the SEC.
49

Proposals of Shareholders for Next Annual Meeting
Proposals of shareholders intended to be presented at the 2027 Annual Shareholder’s Meeting must be received at the Company’s offices at 307 North Defiance Street, Archbold, Ohio 43502 prior to November 24, 2026, for inclusion in the proxy statement and form of proxy. Proposals from shareholders for next year’s Annual Meeting received by the Company after February 7, 2027, will be considered untimely. With respect to such proposals, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors. The Company also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 24, 2026 but prior to February 7, 2027, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees for the 2027 Annual Meeting of Shareholders, other than the nominees of the Corporation’s Board of Directors, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares of the Corporation entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. Such notice must be postmarked or electronically submitted to the Secretary of the Corporation no later than February 19, 2027.
Other Matters
The Board of Directors does not know of any other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.
A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2025, is enclosed. A copy of the Company’s Annual Report on Form 10-K for 2025, with exhibits, as filed with the Securities and Exchange Commission (“2025 10-K”), is available to any shareholder free of charge. Shareholders desiring a copy of the 2025 10-K should address written requests to Ms. Barbara J. Britenriker, Chief Financial Officer of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark “2025 10-K Request” on the outside of the envelope containing the request.

By Order of the Board of Directors

Melinda L. Gies Board Administrator/Corporate Secretary

March 24, 2026
Archbold, Ohio
50

FARMERS & MERCHANTS
STATE BANK

FARMERS & MERCHANTS
BANCORP, INC.

307 N Defiance St
Archbold, OH 43502
(800) 451.7843

fm.bank

FARMERS & MERCHANTS BANCORP, INC.
FARMERS & MERCHANTS BANCORP, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FMAO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84112-P42694 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FARMERS & MERCHANTS BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ahmed Alomari
02) Ian D. Boyce
03) Andrew J. Briggs
04) Lars B. Eller
05) Kevin G. Frey
06) Lori A. Johnston
07) Marcia S. Latta
08) Steven J. Planson
09) Kevin J. Sauder
10) Frank R. Simon
11) David P. Vernon

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, Annual Report and Financial Statement are available at www.proxyvote.com.

V84113-P42694

FARMERS & MERCHANTS BANCORP, INC.
Annual Meeting of Shareholders
April 20, 2026 1:30 p.m. EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Kevin J. Sauder and Marcia S. Latta, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FARMERS & MERCHANTS BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:30 p.m. EDT, on April 20, 2026, virtually at www.virtualshareholdermeeting.com/FMAO2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side